                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-140804

MAY 19, 2007                                                   JPMCC 2007-CIBC19

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                   ----------

                                 $3,038,035,000
                                  (Approximate)

                J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES
                                TRUST 2007-CIBC19
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2007-CIBC19

                                   ----------

                            JPMORGAN CHASE BANK, N.A.
                                    CIBC INC.
                              Mortgage Loan Sellers

JPMORGAN                                                      CIBC WORLD MARKETS

                            BEAR, STEARNS & CO. INC.

This material is for your information, and none of J.P. Morgan Securities Inc.,
CIBC World Markets Corp. and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the "Free
Writing Prospectus"), dated May 19, 2007.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                         CIBC World Markets Corp.
CO-MANAGER:              Bear, Stearns & Co. Inc.
MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (55.5%)
                         CIBC Inc. (44.5%)
MASTER SERVICERS:        Capmark Finance Inc.
                         Wells Fargo Bank, N.A.
SPECIAL SERVICER:        LNR Partners, Inc.
TRUSTEE:                 LaSalle Bank National Association
RATING AGENCIES:         Moody's Investors Service, Inc.
                         Standard & Poor's Ratings Services, a division of The
                         McGraw Hill Companies, Inc.
PRICING DATE:            On or about June 6, 2007
CLOSING DATE:            On or about June 14, 2007
CUT-OFF DATE:            With respect to each mortgage loan, the due date of the
                         related mortgage loan in June 2007, or, June 1, 2007,
                         with respect to those mortgage loans that were
                         originated in May 2007 and have their first due date in
                         July 2007
DISTRIBUTION DATE:       12th of each month, or if the 12th day is not a
                         business day, on the next succeeding business day,
                         beginning in July 2007
PAYMENT DELAY:           11 days and with respect to the Class A-MFL and Class
                         A-JFL Certificates, 0 days
TAX STATUS:              REMIC
ERISA CONSIDERATION:     It is expected that the Offered Certificates will be
                         ERISA eligible. Plan fiduciaries should note the
                         additional representations deemed to be made with
                         respect to the Class A-MFL and Class A-JFL Certificates
                         because of the swap contracts.
OPTIONAL TERMINATION:    1.0% (Clean-up Call)
MINIMUM DENOMINATIONS:   $10,000 for each class of certificates other than the
                         Class A-MFL, Class A-JFL, Class X-1 and Class X-2
                         Certificates, and in the case of the Class A-MFL and
                         Class A-JFL Certificates, $100,000, and in the case of
                         the Class X-1 and Class X-2 Certificates, $1,000,000
SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                               MORTGAGE LOANS    LOAN GROUP 1    LOAN GROUP 2
------------------------------------------------------   --------------   --------------   ------------

INITIAL POOL BALANCE (IPB):                              $3,288,806,504   $2,693,097,968   $595,708,536
NUMBER OF MORTGAGE LOANS:                                           242              183             59
NUMBER OF MORTGAGED PROPERTIES:                                     315              251             64
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:          $   13,590,110   $   14,716,382   $ 10,096,755
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:               $   10,440,656   $   10,729,474   $  9,307,946
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                    5.77135%         5.77368%       5.76078%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR(1):                        1.32x            1.32x          1.29x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV)(2):              74.3%            74.2%          74.8%
WEIGHTED AVERAGE MATURITY DATE LTV(2),(3):                         69.7%            69.4%          71.2%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):        115 months       115 months     117 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(4):     352 months       353 months     345 months
WEIGHTED AVERAGE SEASONING (MONTHS):                           2 months         2 months       2 months
10 LARGEST MORTGAGE LOANS AS % OF IPB:                             23.2%            28.3%          40.9%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                          16.5%            19.6%           2.6%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:                           13.7%            16.7%           0.0%

(1)  In the case of 1 mortgage loan (identified as Loan No. 162 on Annex A-1 to the free writing prospectus), the underwritten debt service coverage ratio was calculated net of an $800,000 letter of credit in making such calculation.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)  Excludes the fully amortizing mortgage loans.

(4)  Excludes mortgage loans that are interest-only for the entire term.

                                     2 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

        EXPECTED RATINGS     APPROXIMATE      CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS    (MOODY'S/S&P)     FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-------------------------------------------------------------------------------------------------------

A-1         Aaa/AAA        $   52,995,000        30.000%              2.68                07/07-01/12
A-2         Aaa/AAA        $  151,614,000        30.000%              4.92                02/12-06/12
A-3         Aaa/AAA        $  180,000,000        30.000%              8.39                04/14-02/17
A-4         Aaa/AAA        $1,204,222,000        30.000%              9.79                02/17-04/17
A-SB        Aaa/AAA        $  117,625,000        30.000%              7.14                01/12-10/16
A-1A        Aaa/AAA        $  595,708,000        30.000%              9.53                07/07-05/17
X-1         Aaa/AAA        $3,288,806,503          N/A                 N/A                     N/A
X-2         Aaa/AAA        $3,263,760,000          N/A                 N/A                     N/A
A-M         Aaa/AAA        $  278,881,000        20.000%              9.91                05/17-05/17
A-MFL       Aaa/AAA        $   50,000,000        20.000%              9.91                05/17-05/17
A-J         Aaa/AAA        $  213,104,000        12.000%              9.91                05/17-05/17
A-JFL       Aaa/AAA        $   50,000,000        12.000%              9.91                05/17-05/17
B            Aa2/AA        $   61,665,000        10.125%              9.99                05/17-06/17
C           Aa3/AA-        $   32,888,000         9.125%              9.99                06/17-06/17
D             A2/A         $   49,333,000         7.625%              9.99                06/17-06/17

PRIVATELY OFFERED CLASSES

        EXPECTED RATINGS     APPROXIMATE     CREDIT SUPPORT       EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS    (MOODY'S/S&P)     FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-------------------------------------------------------------------------------------------------------

E             A3/A-          $36,999,000          6.500%               N/A                   N/A
F           Baa1/BBB+        $41,110,000          5.250%               N/A                   N/A
G            Baa2/BBB        $32,888,000          4.250%               N/A                   N/A
H           Baa3/BBB-        $41,110,000          3.000%               N/A                   N/A
J            Ba1/BB+         $ 8,222,000          2.750%               N/A                   N/A
K             Ba2/BB         $ 8,222,000          2.500%               N/A                   N/A
L            Ba3/BB-         $16,444,000          2.000%               N/A                   N/A
M             B1/B+          $ 8,222,000          1.750%               N/A                   N/A
N              B2/B          $ 4,111,000          1.625%               N/A                   N/A
P             B3/B-          $12,333,000          1.250%               N/A                   N/A
NR            NR/NR          $41,110,503          0.000%               N/A                   N/A

(1)  Approximate, subject to a permitted variance of plus or minus 5%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for the Class A-M and Class A-MFL Certificates are represented in the aggregate. The credit support percentages set forth for the Class A-J and Class A-JFL
     Certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations--Weighted Average Life" in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                     3 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    For the purposes of making distributions to the Class A-1, A-2, A-3, A-4,
     A-SB and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4 and
     A-SB Certificates will be based on amounts available relating to Loan Group
     1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3,
     A-4, A-SB and A-1A (pro rata to the Class A-1, A-2, A-3, A-4 and A-SB
     Certificates, from Loan Group 1, and to the Class A-1A Certificates from
     Loan Group 2, the foregoing classes, collectively, the "Class A
     Certificates") and Class X-1 and Class X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and Class X-2 Certificates), interest will be paid sequentially to the Class A-M Certificates and Class A-MFL Regular
     Interest, pro rata, and then to the Class A-J Certificates and Class A-JFL
     Regular Interest, pro rata, and then to the Class B, C, D, E, F, G, H, J,
     K, L, M, N, P and NR Certificates (and the fixed rate interest payments to the Class A-MFL and A-JFL Regular Interests will be swapped into floating rate interest payments to be paid to the Class A-MFL and Class A-JFL
     Certificates, respectively, as described in the free writing prospectus).

o    The pass-through rates on the Class A-1, A-2, A-3, A-4, A-SB, A-1A, A-M,
     A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates and the
     Class A-MFL and Class A-JFL Regular Interests will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
     360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2
     Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

     The pass-through rate on the Class A-MFL and A-JFL Certificates will be based on LIBOR plus a specified percentage, provided, that interest payments made under the applicable swap contract are subject to reduction as described in the free writing prospectus. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date, and subsequent
     LIBOR rates will be determined 2 LIBOR business days before the start of the Class A-MFL or Class A-JFL interest accrual period, as applicable.
     Under certain circumstances described in the free writing prospectus, the pass-through rate for the Class A-MFL or Class A-JFL Certificates may convert to a fixed rate. See "Description of the Swap Contract--The Swap
     Contract" in the free writing prospectus. There may be special requirements under ERISA for purchasing the Class A-MFL and Class A-JFL Certificates.
     See "Certain ERISA Considerations" in the free writing prospectus.

     All Classes (except for the Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL Regular Interests will accrue interest on a
     30/360 basis. The Class A-MFL and Class A-JFL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class A-MFL or Class A-JFL Certificates converts to a fixed rate, interest on such Class will accrue on a 30/360 basis.

o    Generally, the Class A-1, A-2, A-3, A-4 and A-SB Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
     Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balances of the Class A-4 and A-SB Certificates have been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through Class NR
     Certificates and the Class A-MFL and the Class A-JFL Regular Interests have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates on a pro
     rata basis. Principal will generally be distributed on each Distribution
     Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the free writing prospectus). After the certificate balances of the Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates have been reduced to zero, principal payments will be paid sequentially to the
     Class A-M Certificates and Class A-MFL Regular Interest, pro rata, then to the Class A-J and Class A-JFL Regular Interest, pro rata, and then to the
     Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class
     X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o    Losses will be borne by the Classes (other than the Class X-1 and X-2
     Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates, then to the Class A-J Certificates and the
     Class A-JFL Regular Interest (and correspondingly to the Class A-JFL
     Certificates), pro rata, and then to the Class A-M Certificates and the
     Class A-MFL Regular Interest (and correspondingly to the Class A-MFL
     Certificates), pro rata, and then pro rata to the Class A-1, Class A-2,
     Class A-3, Class A-4, Class A-SB and Class A-1A Certificates (without regard to the Class A-SB planned principal balance).

                                     4 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated in the following manner: the holders of each class of offered certificates (other than the Class X-1,
     Class X-2, Class A-MFL and Class A-JFL Certificates) and the Class A-MFL
     and Class A-JFL Regular Interests and the Class E, Class F, Class G and
     Class H Certificates will receive (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4, A-SB and A-1A
     Certificates) on each Distribution Date an amount of Yield Maintenance
     Charges determined in accordance with the formula specified below (with any remaining amount payable to (i) the Class X-1 and Class X-2 Certificates in an amount equal to 75% and 25% of such remaining Yield Maintenance Charges, respectively, until and including the Distribution Date in June 2012 and
     (ii) after the Distribution Date in June 2012, 100% of such remaining Yield
     Maintenance Charges to the Class X-1 Certificates). Any Yield Maintenance
     Charges payable to the Class A-MFL and Class A-JFL Regular Interests will be paid to the swap counterparty if the applicable swap contract is in effect, otherwise such amount will be paid to the Class A-MFL and Class
     A-JFL Certificates, as applicable.

                  Group Principal Paid to Class      (Pass-Through Rate on Class - Discount Rate)
      YM Charge x -----------------------------  x   --------------------------------------------
                    Group Total Principal Paid          (Mortgage Rate on Loan - Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any P&I
Advance will be reduced in proportion to such adjustment.

                                     5 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF                          NUMBER OF      PRINCIPAL      % OF      WA      WA UW
PRINCIPAL BALANCES                  LOANS         BALANCE        IPB    LTV(2)   DSCR(3)
----------------------------------------------------------------------------------------

$997,779 - $2,999,999                    11   $   27,079,137      0.8%   72.0%    1.27x
$3,000,000 - $3,999,999                  17       60,220,496      1.8    72.6%    1.36x
$4,000,000 - $4,999,999                  27      119,074,623      3.6    71.1%    1.37x
$5,000,000 - $6,999,999                  49      288,120,268      8.8    72.5%    1.35x
$7,000,000 - $9,999,999                  40      339,104,802     10.3    73.1%    1.32x
$10,000,000 - $14,999,999                32      393,397,024     12.0    75.8%    1.29x
$15,000,000 - $24,999,999                35      641,816,277     19.5    74.9%    1.25x
$25,000,000 - $49,999,999                25      823,493,877     25.0    73.9%    1.36x
$50,000,000 - $99,999,999                 4      261,500,000      8.0    74.7%    1.38x
$100,000,000 - $225,000,000               2      335,000,000     10.2    76.2%    1.26x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 242   $3,288,806,504    100.0%   74.3%    1.32x
========================================================================================
AVERAGE BALANCE PER LOAN:       $13,590,110
AVERAGE BALANCE PER PROPERTY:   $10,440,656

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

RANGE OF MORTGAGE INTEREST   NUMBER OF      PRINCIPAL      % OF      WA      WA UW
RATES                          LOANS         BALANCE        IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------------

5.3960% - 5.4999%                   4    $  377,000,000     11.5%  75.7%     1.37x
5.5000% - 5.7499%                  96     1,325,647,901     40.3   73.8%     1.32x
5.7500% - 5.9999%                 114     1,261,955,842     38.4   75.1%     1.31x
6.0000% - 6.2499%                  17       200,620,480      6.1   70.4%     1.26x
6.2500% - 6.4999%                   6        78,453,697      2.4   72.0%     1.32x
6.5000% - 7.6000%                   5        45,128,584      1.4   72.7%     1.33x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           242    $3,288,806,504    100.0%  74.3%     1.32x
===================================================================================
WA INTEREST RATE:              5.7713%

--------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY IN MONTHS
--------------------------------------------------------------------------------

RANGE OF ORIGINAL TERMS TO   NUMBER OF      PRINCIPAL      % OF      WA      WA UW
MATURITY                       LOANS         BALANCE        IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------------

60 - 72                          11      $  170,137,043     5.2%    69.6%     1.30x
73 - 84                           2          68,960,000     2.1     80.0%     1.39x
85 - 120                        227       3,018,427,019    91.8     74.5%     1.32x
121 - 240                         2          31,282,442     1.0     68.4%     1.40x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         242      $3,288,806,504   100.0%    74.3%     1.32x
===================================================================================
WA ORIGINAL LOAN TERM:          117 months

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------

                             NUMBER OF                           % OF        WA       WA UW
 GEOGRAPHIC LOCATION        PROPERTIES    PRINCIPAL BALANCE      IPB       LTV(2)     DSCR(3)
---------------------------------------------------------------------------------------------

 NEW YORK                        17        $  406,122,000        12.3%      74.4%      1.29x
 TEXAS                           31           347,221,986        10.6       76.5%      1.27x
 PENNSYLVANIA                    24           309,672,000         9.4       78.1%      1.31x
 ILLINOIS                        20           290,341,898         8.8       75.7%      1.34x
 FLORIDA                         14           279,815,222         8.5       76.7%      1.34x
 CALIFORNIA                      20           225,094,328         6.8       73.6%      1.25x
   SOUTHERN CALIFORNIA           15           176,444,228         5.4       74.3%      1.26x
   NORTHERN CALIFORNIA            5            48,650,100         1.5       70.9%      1.23x
 OTHER                          189         1,430,539,069        43.5       72.2%      1.34x
---------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        315        $3,288,806,504       100.0%      74.3%      1.32x
=============================================================================================

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

                          NUMBER OF                        % OF     WA      WA UW
RANGE OF UW DSCRS           LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
----------------------------------------------------------------------------------

1.06X - 1.09X                  1        $   18,000,000      0.5%   70.3%    1.06x
1.10X - 1.14X                  4            52,641,044      1.6    77.3%    1.12x
1.15X - 1.19X                 46           517,367,207     15.7    75.7%    1.17x
1.20X - 1.29X                 86         1,393,114,594     42.4    75.3%    1.24x
1.30X - 1.49X                 73           998,098,691     30.3    74.2%    1.39x
1.50X - 1.99X                 29           260,984,968      7.9    66.6%    1.64x
2.00X - 2.76X                  3            48,600,000      1.5    70.4%    2.19x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      242        $3,288,806,504    100.0%   74.3%    1.32x
==================================================================================
WA UW DSCR:                 1.32x

--------------------------------------------------------------------------------
                   REMAINING TERMS TO MATURITY DATE IN MONTHS
--------------------------------------------------------------------------------

RANGE OF REMAINING TERMS   NUMBER OF                        % OF     WA      WA UW
TO MATURITY                  LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------------

56 - 60                        11        $  170,137,043      5.2%   69.6%    1.30x
61 - 84                         2            68,960,000      2.1    80.0%    1.39x
85 - 120                      227         3,018,427,019     91.8    74.5%    1.32x
121 - 238                       2            31,282,442      1.0    68.4%    1.40x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       242        $3,288,806,504    100.0%   74.3%    1.32x
===================================================================================
WA REMAINING TERM:            115 months

--------------------------------------------------------------------------------
                          PROPERTY TYPE DISTRIBUTION(1)
--------------------------------------------------------------------------------

                                                               NUMBER OF      PRINCIPAL     % OF      WA       WA UW
PROPERTY TYPE                        SUB PROPERTY TYPE        PROPERTIES       BALANCE       IPB    LTV(2)    DSCR(3)
---------------------------------------------------------------------------------------------------------------------

RETAIL                    Anchored                                53       $  775,151,472    23.6%   75.2%     1.28x
                          Unanchored                              23          147,800,777     4.5    73.6%     1.26x
                          Shadow Anchored                          6           32,633,000     1.0    76.9%     1.18x
                             Subtotal:                            82       $  955,585,249    29.1%   75.0%     1.27x

OFFICE                    Suburban                                51       $  537,576,053    16.3%   76.5%     1.26x
                          CBD                                      6          283,017,000     8.6    73.0%     1.29x
                             Subtotal:                            57       $  820,593,053    25.0%   75.3%     1.27x

HOTEL                     Full Service                            12       $  320,581,520     9.7%   71.6%     1.40x
                          Limited Service                         14          106,491,835     3.2    70.4%     1.64x
                             Subtotal:                            26       $  427,073,355    13.0%   71.3%     1.46x

MULTIFAMILY               Garden                                  35       $  322,274,536     9.8%   72.5%     1.23x
                          Mid/High Rise                            4           47,000,000     1.4    76.2%     1.36x
                          Student Housing                          1           24,700,000     0.8    77.9%     1.21x
                             Subtotal:                            40       $  393,974,536    12.0%   73.3%     1.24x

INDUSTRIAL                Warehouse/Distribution                  34       $  171,592,313     5.2%   73.6%     1.54x
                          Flex                                    33          144,896,595     4.4    74.2%     1.40x
                             Subtotal:                            67       $  316,488,908     9.6%   73.9%     1.47x

MANUFACTURED HOUSING                                              23       $  198,262,000     6.0%   77.7%     1.38x

MIXED USE                 Office/Retail                            8       $   85,805,209     2.6%   71.7%     1.24x
                          Multifamily/Retail                       3           35,500,000     1.1    70.9%     1.25x
                          Manufactured Housing/Self Storage        1            3,472,000     0.1    79.0%     1.39x
                             Subtotal:                            12       $  124,777,209     3.8%   71.7%     1.24x

SELF STORAGE                                                       7       $   48,402,194     1.5%   72.7%     1.30x

PARKING GARAGE                                                     1       $    3,650,000     0.1%   74.5%     1.21x
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          315       $3,288,806,504   100.0%   74.3%     1.32x
=====================================================================================================================

(1)  Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the free writing prospectus.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)  With respect to certain mortgage loans, the underwritten debt service coverage ratios were calculated net of certain letters of credit in making such calculations.

                                     6 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

RANGE OF ORIGINAL         NUMBER OF      PRINCIPAL      % OF     WA      WA UW
AMORTIZATION TERMS          LOANS         BALANCE       IPB    LTV(2)   DSCR(3)
-------------------------------------------------------------------------------
240 - 240                      3      $   66,964,671     3.4%   54.8%    1.35x
241 - 300                     13         125,544,085     6.3    73.2%    1.32x
301 - 360                    162       1,794,741,747    90.3    73.9%    1.26x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      178      $1,987,250,504   100.0%   73.2%    1.27x
===============================================================================
WA ORIGINAL AMORT TERM:      352 MONTHS

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE CUT-OFF DATE(2)
--------------------------------------------------------------------------------

                           NUMBER OF      PRINCIPAL      % OF     WA      WA UW
RANGE OF CUT-OFF LTVS        LOANS         BALANCE       IPB    LTV(2)   DSCR(3)
--------------------------------------------------------------------------------
32.0% - 50.0%                   7      $   69,797,821     2.1%   42.3%    1.43x
50.1% - 60.0%                  12          89,694,131     2.7    54.3%    1.58x
60.1% - 65.0%                  10         122,276,105     3.7    63.6%    1.37x
65.1% - 70.0%                  27         330,240,665    10.0    67.9%    1.35x
70.1% - 75.0%                  51         760,846,876    23.1    73.7%    1.30x
75.1% - 80.1%                 135       1,915,950,906    58.3    78.4%    1.30x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       242      $3,288,806,504   100.0%   74.3%    1.32x
================================================================================
WA CUT-OFF DATE LTV RATIO:     74.3%

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

                           NUMBER OF      PRINCIPAL      % OF     WA      WA UW
AMORTIZED TYPES              LOANS         BALANCE       IPB    LTV(2)   DSCR(3)
--------------------------------------------------------------------------------
BALLOON LOANS
   Partial Interest-Only      116      $1,384,650,000    42.1%   74.8%    1.24x
   Interest-Only               64       1,301,556,000    39.6    75.9%    1.39x
   Balloon                     61         576,707,886    17.5    69.9%    1.32x
FULLY AMORTIZING LOANS          1          25,892,618     0.8    66.2%    1.45x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       242      $3,288,806,504   100.0%   74.3%    1.32x
================================================================================

--------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
--------------------------------------------------------------------------------

RANGE OF PARTIAL INTEREST-   NUMBER OF                        % OF     WA      WA UW
ONLY PERIODS                   LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
-------------------------------------------------------------------------------------

12 - 12                           4        $   40,544,000      2.9%   74.8%    1.17x
13 - 24                          24           240,253,000     17.4    70.4%    1.26x
25 - 36                          34           316,123,000     22.8    76.0%    1.23x
37 - 48                           2            23,850,000      1.7    76.9%    1.18x
49 - 84                          52           763,880,000     55.2    75.6%    1.25x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         116        $1,384,650,000    100.0%   74.8%    1.24x
=====================================================================================

--------------------------------------------------------------------------------
                                  LOAN PURPOSE
--------------------------------------------------------------------------------

                          NUMBER OF                        % OF     WA      WA UW
LOAN PURPOSE                LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------------

REFINANCE                    180        $2,373,969,127     72.2%   73.8%     1.31x
ACQUISITION                   62           914,837,377     27.8    75.6%     1.33x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      242        $3,288,806,504    100.0%   74.3%     1.32x
===================================================================================

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

RANGE OF REMAINING         NUMBER OF                                    WA      WA UW
AMORTIZATION TERMS           LOANS     PRINCIPAL BALANCE   % OF IPB   LTV(2)   DSCR(3)
--------------------------------------------------------------------------------------

238 - 240                       3        $   66,964,671       3.4%     54.8%    1.35x
241 - 300                      13           125,544,085       6.3      73.2%    1.32x
301 - 360                     162         1,794,741,747      90.3      73.9%    1.26x
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       178        $1,987,250,504     100.0%     73.2%    1.27x
======================================================================================
WA REMAINING AMORT TERM:      352 MONTHS

--------------------------------------------------------------------------------
                         LTV RATIOS AS OF MATURITY(2),(4)
--------------------------------------------------------------------------------

                          NUMBER OF                        % OF     WA     WA UW
RANGE OF MATURITY LTVS      LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
----------------------------------------------------------------------------------

26.9% - 50.0%                 17       $  124,110,007       3.8%   49.0%    1.50x
50.1% - 60.0%                 29          288,391,358       8.8    66.8%    1.35x
60.1% - 65.0%                 29          370,248,561      11.3    69.9%    1.29x
65.1% - 70.0%                 52          495,143,807      15.2    74.7%    1.27x
70.1% - 75.0%                 68        1,137,946,153      34.9    77.1%    1.26x
75.1% - 80.0%                 46          847,074,000      26.0    78.7%    1.39x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      241       $3,262,913,886     100.0%   74.3%    1.32x
==================================================================================
WA LTV RATIO AT MATURITY DATE:     69.7%

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(5)
--------------------------------------------------------------------------------

RANGE OF YEARS             NUMBER OF                        % OF     WA      WA UW
BUILT/RENOVATED           PROPERTIES   PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------------

1952 - 1959                     3        $   22,630,000      0.7%   75.3%    1.51x
1960 - 1969                    14            87,550,913      2.7    76.4%    1.33x
1970 - 1979                    22           160,804,700      4.9    74.5%    1.36x
1980 - 1989                    34           453,830,282     13.8    74.7%    1.28x
1990 - 1999                    76           642,204,969     19.5    74.3%    1.34x
2000 - 2007                   166         1,921,785,639     58.4    74.1%    1.31x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       315        $3,288,806,504    100.0%   74.3%    1.32x
===================================================================================

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

                                NUMBER OF                        % OF     WA      WA UW
PREPAYMENT PROTECTION             LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
----------------------------------------------------------------------------------------

DEFEASANCE                         205        $2,889,973,477     87.9%   74.5%    1.32x
YIELD MAINTENANCE                   26           214,858,369      6.5    72.5%    1.30x
YIELD MAINTENANCE, DEF/YM            1            85,000,000      2.6    77.3%    1.23x
DEFEASANCE, DEF/YM                   4            37,692,112      1.1    67.4%    1.52x
DEFEASANCE, DEF/FIXED PENALTY        3            35,963,123      1.1    71.1%    1.34x
YIELD MAINTENANCE, FIXED
   PENALTY                           2            15,569,422      0.5    71.9%    1.34x
DEFEASANCE, FIXED PENALTY            1             9,750,000      0.3    61.3%    1.19x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            242        $3,288,806,504    100.0%   74.3%    1.32x
========================================================================================

(1)  Excludes loans that are interest-only for the entire term.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)  For certain mortgage loans, the underwritten debt service coverage ratios were calculated net of certain letters of credit in making such calculations.

(4)  Excludes the fully amortizing mortgage loans.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

                                     7 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                  COLLATERAL CHARACTERISTICS -- LOAN GROUP (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

RANGE OF                         NUMBER OF       PRINCIPAL      % OF      WA     WA UW
PRINCIPAL BALANCES                 LOANS          BALANCE        IPB    LTV(2)    DSCR
--------------------------------------------------------------------------------------

$997,779 - $2,999,999                     8   $   19,174,746     0.7%    73.2%   1.26x
$3,000,000 - $3,999,999                  11       39,837,496     1.5     69.8%   1.37x
$4,000,000 - $4,999,999                  20       88,674,623     3.3     69.7%   1.38x
$5,000,000 - $6,999,999                  37      216,715,447     8.0     71.0%   1.35x
$7,000,000 - $9,999,999                  29      251,348,802     9.3     72.2%   1.34x
$10,000,000 - $14,999,999                27      334,513,024    12.4     75.2%   1.29x
$15,000,000 - $24,999,999                24      449,866,277    16.7     74.4%   1.26x
$25,000,000 - $49,999,999                21      696,467,554    25.9     74.9%   1.37x
$50,000,000 - $99,999,999                 4      261,500,000     9.7     74.7%   1.38x
$100,000,000 - $225,000,000               2      335,000,000    12.4     76.2%   1.26x
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 183   $2,693,097,968   100.0%    74.2%   1.32x
======================================================================================
AVERAGE BALANCE PER LOAN:       $14,716,382
AVERAGE BALANCE PER PROPERTY:   $10,729,474

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

RANGE OF MORTGAGE INTEREST   NUMBER OF      PRINCIPAL      % OF     WA     WA UW
RATES                          LOANS         BALANCE       IPB    LTV(2)    DSCR
--------------------------------------------------------------------------------
5.3960% - 5.4999%                  4     $  377,000,000    14.0%   75.7%   1.37x
5.5000% - 5.7499%                 73      1,029,813,578    38.2    74.2%   1.32x
5.7500% - 5.9999%                 83      1,008,140,842    37.4    74.7%   1.31x
6.0000% - 6.4999%                 18        233,014,964     8.7    69.7%   1.30x
6.5000% - 7.6000%                  5         45,128,584     1.7    72.7%   1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          183     $2,693,097,968   100.0%   74.2%   1.32x
================================================================================
WA INTEREST RATE:             5.7737%

--------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY IN MONTHS
--------------------------------------------------------------------------------

RANGE OF ORIGINAL TERMS   NUMBER OF      PRINCIPAL      % OF     WA     WA UW
TO MATURITY                 LOANS         BALANCE       IPB    LTV(2)    DSCR
-----------------------------------------------------------------------------
60 - 72                        9      $  159,626,043     5.9%   69.2%   1.31x
73 - 84                        1          65,000,000     2.4    80.0%   1.39x
85 - 120                     171       2,437,189,483    90.5    74.4%   1.32x
121 - 240                      2          31,282,442     1.2    68.4%   1.40x
-----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      183      $2,693,097,968   100.0%   74.2%   1.32x
=============================================================================
WA ORIGINAL LOAN TERM:       117 MONTHS

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------

                           NUMBER OF      PRINCIPAL      % OF     WA     WA UW
GEOGRAPHIC LOCATION       PROPERTIES       BALANCE       IPB    LTV(2)    DSCR
------------------------------------------------------------------------------
NEW YORK                       12      $  337,982,000    12.5%   73.8%   1.29x
PENNSYLVANIA                   23         305,422,000    11.3    78.1%   1.31x
TEXAS                          23         281,327,164    10.4    76.7%   1.28x
FLORIDA                        13         264,615,222     9.8    76.5%   1.34x
ILLINOIS                        5         170,395,898     6.3    73.2%   1.30x
CALIFORNIA                     17         162,264,328     6.0    72.1%   1.25x
   SOUTHERN CALIFORNIA         13         128,614,228     4.8    72.4%   1.25x
   NORTHERN CALIFORNIA          4          33,650,100     1.2    71.1%   1.22x
OTHER                         158       1,171,091,355    43.5    72.5%   1.36x
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       251      $2,693,097,968   100.0%   74.2%   1.32x
==============================================================================

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

                          NUMBER OF      PRINCIPAL      % OF     WA     WA UW
RANGE OF UW DSCRS           LOANS         BALANCE       IPB    LTV(2)    DSCR
-----------------------------------------------------------------------------
1.12X - 1.14X                  2      $   34,646,222     1.3%   77.6%   1.12x
1.15X - 1.19X                 33         420,543,816    15.6    75.8%   1.17x
1.20X - 1.29X                 70       1,164,088,271    43.2    76.1%   1.24x
1.30X - 1.49X                 51         785,534,691    29.2    72.9%   1.39x
1.50X - 1.99X                 24         239,684,968     8.9    66.4%   1.64x
2.00X - 2.76X                  3          48,600,000     1.8    70.4%   2.19x
-----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      183      $2,693,097,968   100.0%   74.2%   1.32x
=============================================================================
WA UW DSCR:                 1.32x

--------------------------------------------------------------------------------
                      REMAINING TERMS TO MATURITY IN MONTHS
--------------------------------------------------------------------------------

RANGE OF REMAINING TERMS   NUMBER OF      PRINCIPAL      % OF     WA     WA UW
TO MATURITY                  LOANS         BALANCE       IPB    LTV(2)    DSCR
------------------------------------------------------------------------------
56 - 60                         9      $  159,626,043     5.9%   69.2%   1.31x
61 - 84                         1          65,000,000     2.4    80.0%   1.39x
85 - 120                      171       2,437,189,483    90.5    74.4%   1.32x
121 - 238                       2          31,282,442     1.2    68.4%   1.40x
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       183      $2,693,097,968   100.0%   74.2%   1.32x
==============================================================================
WA REMAINING TERM:            115 MONTHS

--------------------------------------------------------------------------------
                          PROPERTY TYPE DISTRIBUTION(1)
--------------------------------------------------------------------------------

                                                    NUMBER OF      PRINCIPAL      % OF     WA     WA UW
PROPERTY TYPE                SUB PROPERTY TYPE     PROPERTIES       BALANCE       IPB    LTV(2)    DSCR
-------------------------------------------------------------------------------------------------------

RETAIL                    Anchored                      53      $  775,151,472    28.8%   75.2%   1.28x
                          Unanchored                    23         147,800,777     5.5    73.6%   1.26x
                          Shadow Anchored                6          32,633,000     1.2    76.9%   1.18x
                             Subtotal:                  82      $  955,585,249    35.5%   75.0%   1.27x

OFFICE                    Suburban                      51      $  537,576,053    20.0%   76.5%   1.26x
                          CBD                            6         283,017,000    10.5    73.0%   1.29x
                             Subtotal:                  57      $  820,593,053    30.5%   75.3%   1.27x

HOTEL                     Full Service                  12      $  320,581,520    11.9%   71.6%   1.40x
                          Limited Service               14         106,491,835     4.0    70.4%   1.64x
                             Subtotal:                  26      $  427,073,355    15.9%   71.3%   1.46x

INDUSTRIAL                Warehouse/Distribution        34      $  171,592,313     6.4%   73.6%   1.54x
                          Flex                          33         144,896,595     5.4    74.2%   1.40x
                             Subtotal:                  67      $  316,488,908    11.8%   73.9%   1.47x

MIXED USE                 Office/Retail                  8      $   85,805,209     3.2%   71.7%   1.24x
                          Multifamily/Retail             3          35,500,000     1.3    70.9%   1.25x
                             Subtotal:                  11      $  121,305,209     4.5%   71.5%   1.24x

SELF STORAGE                                             7      $   48,402,194     1.8%   72.7%   1.30x

PARKING GARAGE                                           1      $    3,650,000     0.1%   74.5%   1.21x
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                251      $2,693,097,968   100.0%   74.2%   1.32x
=======================================================================================================

(1)  Because this table is presented at the mortgaged  property  level,  certain information  is  based on the  loan  group 1  allocated  loan  amounts  for mortgage  loans secured by more than one mortgaged  property.  As a result, the weighted  averages  presented in this table may deviate  slightly  from weighted  averages  presented at the mortgage loan level in other tables in the free writing prospectus.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon  the  "as-stabilized"  values  other  than the  "as-is"  value or with certain other adjustments as defined in the related appraisal.

                                     8 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                  COLLATERAL CHARACTERISTICS -- LOAN GROUP (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

RANGE OF ORIGINAL         NUMBER OF      PRINCIPAL      % OF     WA     WA UW
AMORTIZATION TERMS          LOANS         BALANCE       IPB    LTV(2)    DSCR
-----------------------------------------------------------------------------
240 - 240                      2      $   32,118,348     1.9%   66.9%   1.45x
241 - 300                     13         125,544,085     7.3    73.2%   1.32x
301 - 360                    134       1,553,513,535    90.8    73.6%   1.27x
-----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      149      $1,711,175,968   100.0%   73.4%   1.28x
=============================================================================
WA ORIGINAL AMORT TERM:      353 MONTHS

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE CUT-OFF DATE(2)
--------------------------------------------------------------------------------

                                                                    % OF     WA     WA UW
RANGE OF CUT-OFF LTVS        NUMBER OF LOANS   PRINCIPAL BALANCE    IPB    LTV(2)    DSCR
-----------------------------------------------------------------------------------------

32.0% - 50.0%                         5          $   27,951,498      1.0%   39.8%   1.67x
50.1% - 60.0%                        11              87,094,131      3.2    54.3%   1.58x
60.1% - 65.0%                         9             118,176,105      4.4    63.6%   1.37x
65.1% - 70.0%                        25             307,740,665     11.4    68.0%   1.35x
70.1% - 75.0%                        43             693,647,663     25.8    73.9%   1.31x
75.0% - 80.1%                        90           1,458,487,906     54.2    78.3%   1.30x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             183          $2,693,097,968    100.0%   74.2%   1.32x
=========================================================================================
WA CUT-OFF DATE LTV RATIO:         74.2%

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                                                  % OF     WA     WA UW
AMORTIZED TYPES            NUMBER OF LOANS   PRINCIPAL BALANCE    IPB    LTV(2)    DSCR
---------------------------------------------------------------------------------------

BALLOON LOANS
   Partial Interest-Only          90           $1,153,321,000     42.8%   74.5%   1.25x
   Interest-Only                  34              981,922,000     36.5    75.4%   1.40x
   Balloon                        58              531,962,350     19.8    71.5%   1.33x
FULLY AMORTIZING LOANS             1               25,892,618      1.0    66.2%   1.45x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          183           $2,693,097,968    100.0%   74.2%   1.32x
=======================================================================================

--------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
--------------------------------------------------------------------------------

RANGE OF PARTIAL                                                 % OF     WA     WA UW
INTEREST-ONLY PERIODS     NUMBER OF LOANS   PRINCIPAL BALANCE    IPB    LTV(2)    DSCR
--------------------------------------------------------------------------------------

12 - 12                           4           $   40,544,000      3.5%   74.8%   1.17x
13 - 24                          18              203,982,000     17.7    70.3%   1.27x
25 - 36                          25              219,205,000     19.0    75.5%   1.25x
37 - 48                           2               23,850,000      2.1    76.9%   1.18x
49 - 84                          41              665,740,000     57.7    75.3%   1.25x
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          90           $1,153,321,000    100.0%   74.5%   1.25x
======================================================================================

--------------------------------------------------------------------------------
                                  LOAN PURPOSE
--------------------------------------------------------------------------------

                                                                 % OF     WA     WA UW
LOAN PURPOSE              NUMBER OF LOANS   PRINCIPAL BALANCE    IPB    LTV(2)    DSCR
--------------------------------------------------------------------------------------

REFINANCE                        131          $1,933,360,591     71.8%   73.6%   1.31x
ACQUISITION                       52             759,737,377     28.2    75.7%   1.35x
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          183          $2,693,097,968    100.0%   74.2%   1.32x
======================================================================================

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

RANGE OF REMAINING         NUMBER OF                                    WA     WA UW
AMORTIZATION TERM            LOANS     PRINCIPAL BALANCE   % OF IPB   LTV(2)    DSCR
------------------------------------------------------------------------------------

238 - 240                       2        $   32,118,348       1.9%     66.9%   1.45x
241 - 300                      13           125,544,085       7.3      73.2%   1.32x
301 - 360                     134         1,553,513,535      90.8      73.6%   1.27x
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       149        $1,711,175,968     100.0%     73.4%   1.28x
====================================================================================
WA REMAINING AMORT TERM:      353 MONTHS

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE MATURITY(2),(3)
--------------------------------------------------------------------------------

                                 NUMBER OF                        % OF     WA     WA UW
RANGE OF MATURITY LTVS             LOANS     PRINCIPAL BALANCE    IPB    LTV(2)    DSCR
---------------------------------------------------------------------------------------

26.9% - 50.0%                         15       $   82,263,684      3.1%   51.6%   1.63x
50.1% - 60.0%                         27          281,691,358     10.6    67.0%   1.34x
60.1% - 70.0%                         73          796,393,155     29.9    72.8%   1.28x
70.1% - 75.0%                         46          934,077,153     35.0    77.0%   1.27x
75.1% - 80.0%                         21          572,780,000     21.5    78.6%   1.40x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              182       $2,667,205,350    100.0%   74.2%   1.32x
=======================================================================================
WA LTV RATIO AT MATURITY DATE:      69.4%

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED(4)
--------------------------------------------------------------------------------

RANGE OF YEARS                                                        % OF     WA     WA UW
BUILT/RENOVATED           NUMBER OF PROPERTIES   PRINCIPAL BALANCE    IPB    LTV(2)    DSCR
-------------------------------------------------------------------------------------------

1963 - 1969                         2              $    5,368,913      0.2%   70.7%   1.44x
1970 - 1979                        13                  68,556,700      2.5    71.6%   1.46x
1980 - 1989                        29                 418,030,282     15.5    74.3%   1.28x
1990 - 1999                        64                 503,380,969     18.7    73.3%   1.36x
2000 - 2007                       143               1,697,761,103     63.0    74.5%   1.32x
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           251              $2,693,097,968    100.0%   74.2%   1.32x
===========================================================================================

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

                                                                       % OF     WA     WA UW
PREPAYMENT PROTECTION           NUMBER OF LOANS   PRINCIPAL BALANCE    IPB    LTV(2)    DSCR
--------------------------------------------------------------------------------------------

DEFEASANCE                            154           $2,360,885,941     87.7%   74.5%   1.32x
YIELD MAINTENANCE                      18              148,237,369      5.5    70.8%   1.31x
YIELD MAINTENANCE, DEF/YM               1               85,000,000      3.2    77.3%   1.23x
DEFEASANCE, DEF/YM                      4               37,692,112      1.4    67.4%   1.52x
DEFEASANCE, DEF/FIXED PENALTY           3               35,963,123      1.3    71.1%   1.34x
YIELD MAINTENANCE, FIXED
   PENALTY                              2               15,569,422      0.6    71.9%   1.34x
DEFEASANCE, FIXED PENALTY               1                9,750,000      0.4    61.3%   1.19x
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               183           $2,693,097,968    100.0%   74.2%   1.32x
============================================================================================

(1)  Excludes loans that are interest-only for the entire term.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)  Excludes the fully amortizing mortgage loans.

(4)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

                                     9 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                  COLLATERAL CHARACTERISTICS -- LOAN GROUP (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

RANGE OF                         NUMBER OF      PRINCIPAL     % OF     WA      WA UW
PRINCIPAL BALANCES                 LOANS         BALANCE      IPB    LTV(2)   DSCR(3)
-------------------------------------------------------------------------------------

$2,400,000 - $2,999,999                   3   $  7,904,392     1.3%   69.3%    1.30x
$3,000,000 - $3,999,999                   6     20,383,000     3.4    78.1%    1.35x
$4,000,000 - $4,999,999                   7     30,400,000     5.1    75.3%    1.34x
$5,000,000 - $6,999,999                  12     71,404,821    12.0    77.1%    1.35x
$7,000,000 - $9,999,999                  11     87,756,000    14.7    75.6%    1.28x
$10,000,000 - $14,999,999                 5     58,884,000     9.9    79.2%    1.32x
$15,000,000 - $24,999,999                11    191,950,000    32.2    75.9%    1.23x
$25,000,000 - $36,500,000                 4    127,026,323    21.3    68.8%    1.30x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59   $595,708,536   100.0%   74.8%    1.29x
=====================================================================================
AVERAGE BALANCE PER LOAN:       $10,096,755
AVERAGE BALANCE PER PROPERTY:   $ 9,307,946

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

RANGE OF MORTGAGE         NUMBER OF     PRINCIPAL     % OF     WA      WA UW
INTEREST RATES              LOANS        BALANCE      IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------
5.5670% - 5.9999%              54     $549,649,323    92.3%   74.6%    1.29x
6.0000% - 6.2499%               4       39,064,392     6.6    77.5%    1.21x
6.2500% - 6.4200%               1        6,994,821     1.2    72.9%    1.14x
-----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        59     $595,708,536   100.0%   74.8%    1.29x
=============================================================================
WA INTEREST RATE:          5.7608%

--------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY IN MONTHS
--------------------------------------------------------------------------------

RANGE OF ORIGINAL TERMS   NUMBER OF                        % OF     WA      WA UW
TO MATURITY                 LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
----------------------------------------------------------------------------------

60 - 84                        3         $ 14,471,000       2.4%   76.9%    1.23x
85 - 120                      56          581,237,536      97.6    74.7%    1.29x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       59         $595,708,536     100.0%   74.8%    1.29x
==================================================================================
WA ORIGINAL LOAN TERM:       119 MONTHS

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------

                           NUMBER OF                        % OF     WA      WA UW
GEOGRAPHIC LOCATION       PROPERTIES   PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------------

ILLINOIS                      15          $119,946,000      20.1%   79.2%    1.39x
NEW YORK                       5            68,140,000      11.4    77.6%    1.31x
INDIANA                        8            68,108,000      11.4    78.8%    1.28x
TEXAS                          8            65,894,821      11.1    75.6%    1.21x
CALIFORNIA                     3            62,830,000      10.5    77.4%    1.26x
   SOUTHERN CALIFORNIA         2            47,830,000       8.0    79.6%    1.27x
   NORTHERN CALIFORNIA         1            15,000,000       2.5    70.4%    1.23x
NEW JERSEY                     1            34,846,323       5.8    43.6%    1.27x
OTHER                         24           175,943,392      29.5    74.1%    1.25x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       64          $595,708,536     100.0%   74.8%    1.29x
===================================================================================

--------------------------------------------------------------------------------
             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS(3)
--------------------------------------------------------------------------------

RANGE OF UW               NUMBER OF                        % OF     WA      WA UW
DSCRS                       LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
----------------------------------------------------------------------------------

1.06x - 1.09x                  1         $ 18,000,000       3.0%   70.3%    1.06x
1.10x - 1.14x                  2           17,994,821       3.0    76.7%    1.12x
1.15x - 1.19x                 13           96,823,392      16.3    75.3%    1.17x
1.20x - 1.29x                 16          229,026,323      38.4    71.7%    1.25x
1.30x - 1.69x                 26          229,664,000      38.6    78.0%    1.40x
1.70x - 1.80x                  1            4,200,000       0.7    70.1%    1.80x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       59         $595,708,536     100.0%   74.8%    1.29x
==================================================================================
WA UW DSCR:                 1.29x

--------------------------------------------------------------------------------
                      REMAINING TERMS TO MATURITY IN MONTHS
--------------------------------------------------------------------------------

RANGE OF REMAINING TERMS    NUMBER OF                       % OF     WA      WA UW
TO MATURITY                   LOANS    PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------------

58 - 84                         3         $ 14,471,000       2.4%   76.9%    1.23x
85 - 120                       56          581,237,536      97.6    74.7%    1.29x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        59         $595,708,536     100.0%   74.8%    1.29x
===================================================================================
WA REMAINING TERM:            117 MONTHS

--------------------------------------------------------------------------------
                          PROPERTY TYPE DISTRIBUTION(1)
--------------------------------------------------------------------------------

                                                 NUMBER OF     PRINCIPAL     % OF      WA      WA UW
PROPERTY TYPE               SUB PROPERTY TYPE   PROPERTIES      BALANCE       IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------------------------------

MULTIFAMILY                 Garden                  35       $ 322,274,536    54.1%   72.5%    1.23x
                            Mid/High Rise            4          47,000,000     7.9    76.2%    1.36x
                            Student Housing          1          24,700,000     4.1    77.9%    1.21x
                               SUBTOTAL:            40       $ 393,974,536    66.1%   73.3%    1.24x

MANUFACTURED HOUSING                                23       $ 198,262,000    33.3%   77.7%    1.38x

MANUFACTURED HOUSING/SELF
   STORAGE                                           1       $   3,472,000     0.6%   79.0%    1.39x
-----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             64       $ 595,708,536   100.0%   74.8%    1.29x
=====================================================================================================

(1)  Because this table is presented at the mortgaged property level, certain information is based on the loan group 2 allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the free writing prospectus.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)  For certain mortgage loans, the underwritten debt service coverage ratios were calculated net of certain letters of credit in making such calculations.

                                    10 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                  COLLATERAL CHARACTERISTICS -- LOAN GROUP (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

RANGE OF ORIGINAL         NUMBER OF     PRINCIPAL     % OF     WA      WA UW
AMORTIZATION TERMS          LOANS        BALANCE      IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------
240 - 360                     29      $276,074,536   100.0%   72.0%    1.21x
-----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       29      $276,074,536   100.0%   72.0%    1.21x
=============================================================================
WA ORIGINAL AMORT TERM:      345 months

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE CUT-OFF DATE(2)
--------------------------------------------------------------------------------

                             NUMBER OF                        % OF     WA      WA UW
RANGE OF CUT-OFF LTVS          LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
-------------------------------------------------------------------------------------

43.6% - 65.0%                     4         $ 48,546,323       8.1%   46.0%    1.29x
65.1% - 70.0%                     2           22,500,000       3.8    66.2%    1.29x
70.1% - 75.0%                     8           67,199,213      11.3    71.7%    1.23x
75.1% - 80.0%                    45          457,463,000      76.8    78.7%    1.30x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          59         $595,708,536     100.0%   74.8%    1.29x
=====================================================================================
WA CUT-OFF DATE LTV RATIO:     74.8%

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

                          NUMBER OF                       % OF      WA      WA UW
AMORTIZED TYPES             LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
----------------------------------------------------------------------------------

BALLOON LOANS
   INTEREST-ONLY              30         $319,634,000      53.7%   77.2%    1.36x
PARTIAL INTEREST-ONLY         26          231,329,000      38.8    76.2%    1.20x
BALLOON                        3           44,745,536       7.5    50.2%    1.24x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       59         $595,708,536     100.0%   74.8%    1.29x
==================================================================================

--------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
--------------------------------------------------------------------------------

RANGE OF PARTIAL INTEREST-   NUMBER OF                        % OF     WA      WA UW
ONLY PERIODS                   LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
-------------------------------------------------------------------------------------

24 - 48                          15         $133,189,000      57.6%   75.3%    1.21x
49 - 60                          11           98,140,000      42.4    77.6%    1.19x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          26         $231,329,000     100.0%   76.2%    1.20x
=====================================================================================

--------------------------------------------------------------------------------
                                  LOAN PURPOSE
--------------------------------------------------------------------------------

                          NUMBER OF                        % OF     WA      WA UW
LOAN PURPOSE                LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
----------------------------------------------------------------------------------

REFINANCE                     49         $440,608,536      74.0%   74.5%    1.30x
ACQUISITION                   10          155,100,000      26.0    75.5%    1.24x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       59         $595,708,536     100.0%   74.8%    1.29x
==================================================================================

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

RANGE OF REMAINING         NUMBER OF                                    WA      WA UW
AMORTIZATION TERMS           LOANS     PRINCIPAL BALANCE   % OF IPB   LTV(2)   DSCR(3)
--------------------------------------------------------------------------------------

238 - 360                      29         $276,074,536      100.0%     72.0%    1.21x
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        29         $276,074,536      100.0%     72.0%    1.21x
======================================================================================
WA REMAINING AMORT TERM:      345 MONTHS

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE MATURITY(2),(4)
--------------------------------------------------------------------------------

                                 NUMBER OF                        % OF     WA      WA UW
RANGE OF MATURITY LTVS             LOANS     PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------------------

28.3% - 65.0%                         8         $ 85,745,536      14.4%   57.1%    1.21x
65.1% - 70.0%                         4           31,800,000       5.3    69.1%    1.28x
70.1% - 75.0%                        22          203,869,000      34.2    77.6%    1.23x
75.1% - 80.0%                        25          274,294,000      46.0    78.9%    1.35x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              59         $595,708,536     100.0%   74.8%    1.29x
=========================================================================================
WA LTV RATIO AT MATURITY DATE:     71.2%

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(5)
--------------------------------------------------------------------------------

RANGE OF YEARS             NUMBER OF                        % OF     WA      WA UW
BUILT/RENOVATED           PROPERTIES   PRINCIPAL BALANCE    IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------------

1952 - 1979                   24          $197,060,000      33.1%   76.5%    1.33x
1980 - 1989                    5            35,800,000       6.0    78.5%    1.36x
1990 - 1999                   12           138,824,000      23.3    77.8%    1.30x
2000 - 2007                   23           224,024,536      37.6    70.8%    1.23x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       64          $595,708,536     100.0%   74.8%    1.29x
===================================================================================

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

                          NUMBER OF     PRINCIPAL     % OF     WA      WA UW
PREPAYMENT PROTECTION       LOANS        BALANCE      IPB    LTV(2)   DSCR(3)
-----------------------------------------------------------------------------
DEFEASANCE                   51       $529,087,536    88.8%   74.6%    1.29x
YIELD MAINTENANCE             8         66,621,000    11.2    76.2%    1.26x
-----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      59       $595,708,536   100.0%   74.8%    1.29x
=============================================================================

(1)  Excludes loans that are interest-only for the entire term.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)  For certain mortgage loans, the underwritten debt service coverage ratios were calculated net of certain letters of credit in making such calculations.

(4)  Excludes the fully amortizing mortgage loans.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

                                    11 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                           TOP FIFTEEN MORTGAGE LOANS
--------------------------------------------------------------------------------

 LOAN                                                                NUMBER OF    LOAN   CUT-OFF DATE
SELLER(1)   LOAN NAME                        CITY, STATE            PROPERTIES   GROUP      BALANCE
-----------------------------------------------------------------------------------------------------

JPMCB       599 Lexington Avenue             New York, NY                1         1     $225,000,000
JPMCB       River City Marketplace           Jacksonville, FL            1         1     $110,000,000
JPMCB       Sabre Headquarters               Southlake, TX               1         1     $ 85,000,000
CIBC        Green Hills Corporate Center     Reading, PA                 1         1     $ 65,000,000
JPMCB       Cabot Industrial Portfolio V     Various, Various           15         1     $ 60,000,000

CIBC        Crowne Plaza Metro Chicago       Chicago, IL                 1         1     $ 51,500,000
JPMCB       St. Julien Hotel & Spa           Boulder, CO                 1         1     $ 45,000,000
CIBC        Marriott - Farmington            Farmington, CT              1         1     $ 43,879,038
JPMCB       Doubletree Guest Suites          Plymouth Meeting, PA        1         1     $ 39,800,000
JPMCB       Temple U Health System HQ        Philadelphia, PA            1         1     $ 38,000,000

CIBC        Marriott - Memphis               Memphis, TN                 1         1     $ 38,000,000
CIBC        Harrisburg Portfolio             Various, PA                 8         1     $ 36,500,000
CIBC        Bronx Apartment Portfolio        Bronx, NY                   2         2     $ 36,500,000
CIBC        Peartree Square                  Bronx, NY                   1         1     $ 35,500,000
JPMCB       Lincoln Place Shopping Center    Fairview Heights, IL        1         1     $ 35,432,000

            TOP 5 TOTAL/WEIGHTED AVERAGE:                                                $545,000,000
            TOP 10 TOTAL/WEIGHTED AVERAGE:                                               $763,179,038
            TOP 15 TOTAL/WEIGHTED AVERAGE:                                               $945,111,038

                       SF/                CUT-OFF
 LOAN       % OF     UNITS/      UW        DATE         PROPERTY
SELLER(1)   IPB      ROOMS      DSCR   LTV RATIO(2)       TYPE
-----------------------------------------------------------------

JPMCB        6.8%  1,030,309   1.25x       75.0%        Office
JPMCB        3.3%    559,796   1.29x       78.6%        Retail
JPMCB        2.6%    473,940   1.23x       77.3%        Office
CIBC         2.0%    583,984   1.39x       80.0%        Office
JPMCB        1.8%  1,918,201   1.67x       73.8%      Industrial

CIBC         1.6%        398   1.30x       64.9%         Hotel
JPMCB        1.4%        201   1.38x       67.1%         Hotel
CIBC         1.3%        381   1.43x       71.8%         Hotel
JPMCB        1.2%        253   1.42x       75.7%         Hotel
JPMCB        1.2%    265,634   1.16x       79.2%        Office

CIBC         1.2%        319   1.60x       75.1%         Hotel
CIBC         1.1%    356,502   1.22x       78.2%        Office
CIBC         1.1%        490   1.39x       77.2%      Multifamily
CIBC         1.1%    139,646   1.46x       77.7%        Retail
JPMCB        1.1%    184,656   1.41x       80.0%        Retail

            16.6%              1.32x       76.5%
            23.2%              1.32x       75.0%
            28.7%              1.34x       75.5%

(1)  "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with certain other adjustments as defined in the related appraisal.

                                    12 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                        SHORT TERM COLLATERAL SUMMARY(1)
--------------------------------------------------------------------------------

                                                    CUT-OFF                                 REMAINING   REMAINING          CUT-OFF
   LOAN                                               DATE         BALLOON      PROPERTY       TERM      IO TERM     UW      LTV
  ID NO.     LOAN NAME                              BALANCE        BALANCE        TYPE       (MONTHS)    (MONTHS)   DSCR    RATIO
----------------------------------------------------------------------------------------------------------------------------------

CLASS A-1
                TOTAL BALLOON PAYMENT                           $          0
                TOTAL AMORTIZATION PAYMENT                        52,995,000
                TOTAL CLASS BALANCE                             $ 52,995,000

CLASS A-2
    102      Lake Park Outlets                    $ 9,750,000   $  9,390,966     Retail         56          20      1.19x   61.3%
    105      First Financial Centre               $ 9,525,000      9,177,378     Office         57          21      1.20x   71.1%
     54      59 Temple Place                      $16,500,000     16,500,000     Office         58          58      1.31x   64.0%
     27      Hotel Indigo                         $26,963,898     24,327,421      Hotel         59           0      1.25x   76.2%
     43      Arizona Golf Resort                  $19,187,144     18,142,281      Hotel         59           0      1.35x   75.5%
     6       *Crowne Plaza Metro Chicago          $51,500,000     48,325,647      Hotel         60           0      1.30x   64.9%
     77      *Carlton Hotel - South Beach         $13,000,000     13,000,000      Hotel         60          60      1.67x   68.1%
    131      *Klein Crossing Shopping Center      $ 7,600,000      7,427,753     Retail         60          36      1.15x   74.6%
    165      *Kaplan Higher Education Building    $ 5,600,000      5,324,954     Office         60          12      1.19x   75.7%
                   TOTAL BALLOON PAYMENT                        $151,614,000
                   TOTAL AMORTIZATION PAYMENT                              0
                   TOTAL CLASS BALANCE                          $151,614,000

CLASS A-3
     4         Green Hills Corporate Center       $65,000,000   $ 65,000,000     Office         82          82      1.39x   80.0%
     16        AmeriCold Portfolio                $35,000,000     35,000,000   Industrial      104         104      2.09x   75.9%
     39        Airport Industrial Center          $21,000,000     18,213,128   Industrial      113           5      1.16x   73.7%
    169        Lake Country Plaza                 $ 5,567,286      4,734,545     Retail        114           0      1.48x   48.0%
    219        AFW Building                       $ 3,866,849      3,015,286   Industrial      114           0      1.25x   74.4%
     59        Invesco Portfolio                  $15,800,000     14,182,304   Industrial      115          31      1.20x   75.6%
    143        9039 Sunset Boulevard              $ 6,640,000      6,197,186     Retail        115          55      1.21x   60.4%
    160        Sterling Plaza                     $ 5,900,000      5,320,968     Retail        115          31      1.22x   78.1%
     69      **Eastgate Plaza                     $14,200,000     12,550,572     Retail        116          20      1.20x   78.9%
     99      **Corinthian Colleges                $ 9,975,000      9,296,821     Office        116          56      1.50x   70.0%
    127      **Holiday Inn North Haven            $ 7,969,422      6,835,081      Hotel        116           0      1.52x   69.3%
    132      **Plaza North Shopping Center        $ 7,500,000      6,587,412     Retail        116          20      1.28x   76.5%
    142      **River Square Center - Waco, TX     $ 6,853,094      5,857,899     Retail        116           0      1.23x   79.6%
    172      **Promax Logistics                   $ 5,477,464      4,649,227   Industrial      116           0      1.75x   53.2%
    191      **Shoppes at Higley Village          $ 4,700,000      4,220,833     Retail        116          32      1.26x   67.5%
    224      **Autrans USA                        $ 3,485,659      2,958,599   Industrial      116           0      1.75x   53.2%
                   TOTAL BALLOON PAYMENT                        $180,000,000
                   TOTAL AMORTIZATION PAYMENT                              0
                   TOTAL CLASS BALANCE                          $180,000,000

CLASS A-SB
                   TOTAL BALLOON PAYMENT                        $      2,400
                   TOTAL AMORTIZATION PAYMENT                    117,622,600
                   TOTAL CLASS BALANCE                          $117,625,000

*    Cash flow received is applied to class A-2 and class A-SB Certificates.

**   Cash flow received is applied sequentially, first to class A-3 and then to class A-4 Certificates.

(1)  The information presented above is intended to depict the assumed effect of the repayment of certain Mortgage Loans on certain classes of Certificates.
     As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated taking into account the assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Yield
     Considerations" in the free writing prospectus as well as assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates.

                                    13 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

LOAN ID    LOAN                           A-NOTE BALANCE AS OF
  NO.     SELLER         LOAN NAME            CUT-OFF DATE            TRANSACTION
-------------------------------------------------------------------------------------

   1      JPMCB    599 Lexington Avenue        $225,000,000       JPMCC 2007-LDP10(1)
                                               $225,000,000       JPMCC 2007-CIBC19
                                               $150,000,000          CSMC 2007-C2
                                               $150,000,000          CSMC 2007-C2
  16      JPMCB     AmeriCold Portfolio        $ 70,000,000       JPMCC 2007-LDP18(1)
                                               $180,000,000          CD 2007-CD4
                                               $ 30,000,000           GE 2007-C1
                                               $ 35,000,000        JPMCC 2007-LDP10
                                               $ 35,000,000       JPMCC 2007-CIBC19

LOAN ID                                                         SPECIAL
  NO.                  MASTER SERVICER                         SERVICER
--------------------------------------------------------------------------------

   1             Midland Loan Services, Inc.          J.E. Roberts Company, Inc.
                     Capmark Finance Inc.
          KeyCorp Real Estate Capital Markets, Inc.
                     Wachovia Bank, N.A.
  16                Capmark Finance Inc.(2)               LNR Partners, Inc.
                     Wachovia Bank, N.A.
                        KeyBank Corp.
                  Midland Loan Services, Inc
                     Capmark Finance Inc.

(1)  Represents the controlling pooling and servicing agreement for the related mortgage loan.

(2)  Midland Loan Services Inc. will be the primary servicer for the AmeriCold
     Portfolio mortgage loan.

--------------------------------------------------------------------------------
                          ADDITIONAL DEBT LOAN SUMMARY
--------------------------------------------------------------------------------

                                                  % OF
                                    CUT-OFF     CUT-OFF                    TRUST
                                     DATE         DATE                     CUT-OFF
                                     TRUST       TRUST     PARI PASSU       DATE       TRUST
LOAN NAME                         BALANCE(1)    BALANCE       DEBT       LTV(2),(3)   DSCR(2)
---------------------------------------------------------------------------------------------

599 LEXINGTON AVENUE             $225,000,000     6.8%    $525,000,000      75.0%       1.25x
GREEN HILLS CORPORATE CENTER       65,000,000     2.0                0      80.0%       1.39x
DOUBLETREE GUEST SUITES            39,800,000     1.2                0      75.7%       1.42x
HARRISBURG PORTFOLIO               36,500,000     1.1                0      78.2%       1.22x
AMERICOLD PORTFOLIO                35,000,000     1.1      315,000,000      75.9%       2.09x
ABB AUTOMATION, INC.               29,600,000     0.9                0      79.5%       1.28x
CHOWDER BAY APARTMENTS             15,200,000     0.5                0      79.6%       1.31x
CUMBERLAND TECH CENTER             11,680,000     0.4                0      79.5%       1.36x
HOLIDAY INN EXPRESS - TEMECULA     10,230,000     0.3                0      78.7%       1.43x
VETERAN'S PARKWAY                   8,135,000     0.2                0      79.8%       1.15x
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          $476,145,000    14.5%    $840,000,000      76.8%       1.35x
=============================================================================================

                                                                   TOTAL
                                    JUNIOR/     CUT-OFF DATE     MORTGAGE      TOTAL      CUT-OFF
                                   B-NOTES/         TOTAL          DEBT      MORTGAGE       DATE
                                 SUBORDINATE      MORTGAGE        CUT-OFF      DEBT      MEZZANINE
LOAN NAME                          SECURED         DEBT(2)      LTV(2),(3)    DSCR(2)     BALANCE
---------------------------------------------------------------------------------------------------

599 LEXINGTON AVENUE              $        0   $  750,000,000     75.0%        1.25x    $         0
GREEN HILLS CORPORATE CENTER       4,000,000       69,000,000     85.0%        1.23x      3,000,000
DOUBLETREE GUEST SUITES                    0       39,800,000     75.7%        1.42x      3,356,000
HARRISBURG PORTFOLIO                       0       36,500,000     78.2%        1.22x      3,500,000
AMERICOLD PORTFOLIO                        0      350,000,000     75.9%        2.09x              0
ABB AUTOMATION, INC.               1,862,500       31,462,500     84.5%        1.15x              0
CHOWDER BAY APARTMENTS                     0       15,200,000     79.6%        1.31x      2,000,000
CUMBERLAND TECH CENTER               730,000       12,410,000     84.4%        1.22x              0
HOLIDAY INN EXPRESS - TEMECULA       675,000       10,905,000     83.9%        1.27x              0
VETERAN'S PARKWAY                    510,000        8,645,000     84.8%        1.03x              0
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           $7,777,500   $1,323,922,500     76.4%        1.47x    $11,856,000
===================================================================================================

(1)  Includes only those assets that are included in the trust fund.

(2)  Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the 599 Lexington Avenue loan, and the Americold Portfolio loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

(3)  In addition, with respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is"
     value or with certain other adjustments.

                                    14 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    15 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                   [2 PHOTOS OF 599 LEXINGTON AVENUE OMITTED]

                                    16 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE(1):    $225,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $225,000,000
% OF POOL BY IPB:                 6.8%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         BP 599 Lexington Avenue LLC
SPONSOR:                          Boston Properties Limited Partnership
ORIGINATION DATE:                 02/12/07
INTEREST RATE:                    5.49300%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    03/01/17
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION(2):               L(24),Def(86),O(7)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT(1):               $525,000,000
ADDITIONAL DEBT TYPE:             Pari Passu Loan
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                 INITIAL   MONTHLY
                                  -------   -------
TAXES:                               $0        $0
INSURANCE:                           $0        $0
CAPEX:                               $0        $0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE(3):                1,030,309
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1986
OCCUPANCY:                        97.3%
OCCUPANCY DATE:                   02/01/07
NUMBER OF TENANTS:                24
HISTORICAL NOI:
   2005:                          $41,242,206
   2006:                          $41,932,203
UW REVENUES:                      $81,216,358
UW EXPENSES:                      $27,958,570
UW NOI(4)                         $53,257,788
UW NET CASH FLOW:                 $52,242,058
APPRAISED VALUE:                  $1,000,000,000
APPRAISAL DATE:                   02/01/07

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(5)
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:              $728
CUT-OFF DATE LTV:                  75.0%
MATURITY DATE LTV:                 75.0%
UW DSCR:                           1.25x

                               SIGNIFICANT TENANTS

                             RATINGS
TENANT NAME               MOODY'S/S&P   SQUARE FEET   % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
------------------------------------------------------------------------------------------------------

SHEARMAN & STERLING LLP                   517,658       50.2%       $36.14                2022
KIRKPATRICK & LOCKHART                    125,176       12.1%       $63.93                2017
GOODWIN PROCTER LLP(6)                    124,072       12.0%       $69.06                2008
REED SMITH LLP(6)                          96,253        9.3%       $74.15                2017

(1)  The $750,000,000 mortgage loan has been split into four pari passu notes: a
     $225,000,000 A-1 Note (not included in the trust fund), a $225,000,000 A-2
     Note (included in the trust fund), a $150,000,000 A-3 Note (not included in the trust fund) and a $150,000,000 A-4 Note (not included in the trust fund). The Class A-1 Note was previously securitized in the JPMCC
     2007-LDP10 transaction and the Class A-3 and Class A-4 Notes were previously securitized in the CSMC 2007-C2 securitization.

(2)  The defeasance lockout period expires two years after the date of this securitization.

(3)  Leases expiring in 2007, 2008 and 2009 have been remeasured to indicate the rentable area upon release. Without the remeasurement, the total square footage would be approximately 1,019,461 square feet.

(4)  An increase of approximately $11,325,585 in UW NOI over the 2006 historical figure is due to: (i) rents in place were underwritten to include rent bumps through December 31, 2007, (ii) with respect to the related lease for
     Shearman and Sterling LLP, Kirkpatrick and Lockhart, Reed Smith LLP and
     Commonwealth Bank of Australia, rents were underwritten to the average rent for the remaining loan term and (iii) all leases expiring through 2009 will pay mark-to-market rent and reflect the appraiser's estimated market rent for the floor and rental growth at the mortgaged property. The appraisal estimates a growth rate of 3% in 2008 and 8% in 2009, and modest rents were concluded to be between $85 and $105 for the various floors at the mortgaged property.

(5)  Calculated based on the aggregate cut-off date principal balance of the A-1
     Note (not included in the trust fund), the A-2 Note (included in the trust fund), the A-3 Note (not included in the trust fund) and the A-4 Note (not included in the trust fund).

(6)  Goodwin Proctor LLP subleases approximately 23,000 square feet of its space from Shearman and Sterling LLP and Reed Smith LLP subleases approximately
     17,157 square feet of its space from Compass Advisors LLC.

                                    17 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

THE LOAN. The 599 Lexington Avenue loan is secured by a first lien mortgage in a fee interest in a Class "A" office building comprising approximately 1,030,309 square feet located in Midtown Manhattan.

The total financing amount of $750,000,000 is split into four pari passu notes, a $225,000,000 A-1 Note, a $225,000,000 A-2 Note, a $150,000,000 A-3 Note and a
$150,000,000 A-4 Note. The Class A-1 Note was previously securitized in the
JPMCC 2007-LDP10 transaction, the A-2 Note will be included in the trust fund and the Class A-3 and Class A-4 Notes were previously securitized in the CSMC
2007-C2 securitization.

THE BORROWER. The borrower is BP 599 Lexington Avenue LLC, a special purpose entity.

THE SPONSOR. The sponsor of the borrower is Boston Properties Limited
Partnership (NYSE: "BXP") ("Boston Properties") rated "A-" by S&P. Boston
Properties, Inc. is a self-administered real estate investment trust ("REIT")
that has developed and acquired over 42.1 million square feet of Class "A"
office space in New York, Boston, San Francisco and Washington since 1970.
Boston Properties currently manages over 6.6 million square feet of Manhattan office space, and has developed approximately 8.4 million square feet of office property in New York City.

THE PROPERTY. 599 Lexington Avenue is a 47-story Class "A" central business district office complex containing approximately 1,030,309 square feet, which was developed by Boston Properties in 1986. The mortgaged property is situated at the corner of Lexington Avenue and 53rd street in Midtown Manhattan, and can be accessed via the 4, 5, 6, E and V lines of the New York City subway system which has a station located directly beneath the mortgaged property. The station provides the mortgaged property with access to Grand Central Station, Penn
Station and the Port Authority Bus Terminal via subway. The mortgaged property is located within a few blocks of the world headquarters of JPMorgan Chase Bank,
N.A., Bear Stearns, Citigroup and Colgate Palmolive. The surrounding area is serviced by dining and retail establishments and hotels including the Waldorf
Astoria, the Intercontinental, the W Hotel and the Eastside Marriott.

599 Lexington Avenue was designed by Edward Larabee Barnes. The mortgaged property features a fifty-foot high Verde Aver and Carrara marble lobby that showcases a three-dimensional painting by Frank Stella commissioned for the space.

SIGNIFICANT TENANTS.

Shearman & Sterling LLP ("Shearman") is a New York based law firm founded in
1873 and currently employs approximately 1,000 attorneys located in 19 domestic and international offices. Shearman has practices that include antitrust, bankruptcy, capital markets, mergers and acquisitions, tax and project development and finance. Shearman was ranked as the 13th largest law firm in the country in 2006 with gross revenues of over $835 million. The firm occupies approximately 517,658 square feet, or approximately 50.2% of the mortgaged property's net rentable area. Shearman's lease expires in August 2022.

Kirkpatrick & Lockhart ("Kirkpatrick") is a Pittsburgh based law firm that currently employs approximately 1,400 attorneys in 22 offices throughout the world. Kirkpatrick represents multinational corporations, large banks, and public sector entities in areas of practice that include government regulation, intellectual property and mergers and acquisitions. Kirkpatrick was ranked as the 23rd largest law firm in the country in 2006 with gross revenues of approximately $372.5 million. Kirkpatrick occupies approximately 125,176 square feet, or approximately 12.1% of the mortgaged property's net rentable area.
Kirkpatrick's lease expires in October 2017 with two, five-year renewal options.

Goodwin Proctor LLP ("Goodwin") is a national law firm that employs over 600 attorneys located in Boston, Los-Angeles, New York, San Francisco and Washington
D.C. The firm has practices in real estate, corporate, litigation law and other areas. Goodwin occupies approximately 124,072 square feet, or approximately
12.0% of the mortgaged property's net rentable area. Goodwin's lease expires in
November 2008.

THE MARKET(1). 599 Lexington Avenue is located in the Plaza Market, which is generally defined as the area bound by 47th Street to the south and 65th Street to the north, from Avenue of the Americas to the East River. The area contains approximately 97,297,729 square feet of Class "A" office space within four submarkets and has average rents of approximately $75.65 per square foot. The mortgaged property is located within the East Side office submarket of the Plaza district which contains approximately 18.3 million square feet of Class "A"
office space.

The mortgaged property is 97.3% occupied, and has an average rental rate of
$51.94 per square foot. The East Side Office submarket exhibited average rents of $57.47 per square foot as of the fourth quarter of 2006 and had an occupancy rate of 94.3%. The asking rental rates at buildings directly competitive with the mortgaged property are between $80 and $110 per square foot.

PROPERTY MANAGEMENT. The mortgaged property is managed by Boston Properties
Limited Partnership, an affiliate of the borrower.

(1)  Certain information was obtained from the 599 Lexington Avenue appraisal, dated February 1, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    18 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE                             % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE   CUMULATIVE %
              LEASES        FEET     % OF GLA    BASE RENT       RENT     SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
    YEAR     EXPIRING     EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP         27,804      2.7%         NAP           NAP        27,804         2.7%          NAP            NAP
2007 & MTM        2         24,540      2.4     $ 1,522,125       2.8%        52,344         5.1%      $ 1,522,125        2.8%
2008             12        128,585     12.5       8,815,366      16.5        180,929        17.6%      $10,337,491       19.3%
2009             11         53,851      5.2       3,615,852       6.8        234,780        22.8%      $13,953,344       26.1%
2010              3         22,800      2.2       1,368,000       2.6        257,580        25.0%      $15,321,344       28.6%
2011              5         11,827      1.1       1,055,887       2.0        269,407        26.1%      $16,377,231       30.6%
2012              1          2,547      0.2         220,265       0.4        271,954        26.4%      $16,597,496       31.0%
2013              0              0      0.0               0       0.0        271,954        26.4%      $16,597,496       31.0%
2014              3          7,144      0.7         854,329       1.6        279,098        27.1%      $17,451,824       32.6%
2015              0              0      0.0               0       0.0        279,098        27.1%      $17,451,824       32.6%
2016              2         11,168      1.1       1,008,093       1.9        290,266        28.2%      $18,459,917       34.5%
2017             14        222,385     21.6      16,342,863      30.5        512,651        49.8%      $34,802,781       65.0%
After            27        517,658     50.2      18,706,592      35.0      1,030,309       100.0%      $53,509,373      100.0%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:           80      1,030,309    100.0%    $53,509,373     100.0%
=================================================================================================================================

                                    19 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

        [2 MAPS INDICATING THE LOCATION OF 599 LEXINGTON AVENUE OMITTED]

                                    20 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              599 LEXINGTON AVENUE
--------------------------------------------------------------------------------

              [STACKING PLAN GRAPH OF 599 LEXINGTON AVENUE OMITTED]

                                    21 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             RIVER CITY MARKETPLACE
--------------------------------------------------------------------------------

                  [4 PHOTOS OF RIVER CITY MARKETPLACE OMITTED]

                                    22 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             RIVER CITY MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $110,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $110,000,000
% OF POOL BY IPB:                 3.3%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Ramco Jacksonville LLC
SPONSOR:                          Ramco-Gershenson Properties L.P.
ORIGINATION DATE:                 03/30/07
INTEREST RATE:                    5.43550%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    04/01/17
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(89),O(5)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                    INITIAL    MONTHLY
                                  -----------   -------
TAXES:                            $         0      $0
INSURANCE:                        $         0      $0
CAPEX:                            $         0      $0
OTHER(1):                         $18,729,158      $0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Retail - Anchored
SQUARE FOOTAGE:                   559,796
LOCATION:                         Jacksonville, FL
YEAR BUILT/RENOVATED:             2006
OCCUPANCY(2):                     90.3%
OCCUPANCY DATE:                   03/15/07
NUMBER OF TENANTS:                56
UW REVENUES:                      $11,712,935
UW EXPENSES:                      $3,619,628
UW NOI:                           $8,093,307
UW NET CASH FLOW:                 $7,813,798
APPRAISED VALUE
   (AS-STABILIZED)(3):            $140,000,000
APPRAISAL DATE(3):                11/01/07

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:             $197
CUT-OFF DATE LTV(3):              78.6%
MATURITY DATE LTV(3):             78.6%
UW DSCR:                          1.29x

(1)  In place of collecting escrows for the related mortgaged property, the related borrower posted a $18,729,158 letter of credit for the following expenses: (i) $11,456,353 for construction completion costs at the mortgaged property; (ii) $3,445,959 rent holdback for executed leases;
     (iii) $2,627,205 for outstanding or committed tenant improvements; and (iv)
     $1,199,641 for outstanding or committed leasing commissions.

(2)  The mortgaged property is currently 90.3% leased but approximately 62%
     occupied by tenants in-place and paying rent.

(3)  Represents the "as-stabilized" value for the mortgaged property. The
     "as-is" value is $111,100,000, which represents a Cut-off Date LTV of
     99.0% and a Maturity Date LTV of 99.0%.

                                    23 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             RIVER CITY MARKETPLACE
--------------------------------------------------------------------------------

                                 RATINGS                                                    ANNUAL BASE RENT   LEASE EXPIRATION
TENANT SUMMARY               MOODY'S/S&P(1)   TOTAL SF   % OF TOTAL SF   ANNUAL BASE RENT          PSF                YEAR
-------------------------------------------------------------------------------------------------------------------------------

ANCHORS
GANDER MOUNTAIN                                 81,537        14.6%         $1,037,966           $12.73              2021
HOLLYWOOD THEATERS                              54,300         9.7           1,004,550            18.50              2021
ASHLEY FURNITURE HOMESTORE                      41,820         7.5             480,930            11.50              2017
                                              --------------------------------------------------------------
SUBTOTAL:                                      177,657        31.7%         $2,523,446           $14.20
TOP 10 TENANTS
BEST BUY                         Baa2/BBB       30,332         5.4%         $  439,814           $14.50              2017
ROSS DRESS FOR LESS               NR/BBB        30,187         5.4             316,964            10.50              2016
BED BATH & BEYOND                 NR/BBB        24,594         4.4             245,940            10.00              2016
MICHAEL'S                         B2/B-         21,300         3.8             207,675             9.75              2016
PETSMART                          Ba2/BB        20,096         3.6             241,152            12.00              2016
OFFICE MAX                        Ba3/B+        20,000         3.6             290,000            14.50              2016
OLD NAVY                          Ba1/BB+       15,108         2.7             181,296            12.00              2011
CRACKER BARREL                    Ba2/BB        10,003         1.8             126,000            12.60              2016
DOLLAR TREE                                      9,995         1.8              94,953             9.50              2011
KIRKLAND'S                                       7,524         1.3             150,480            20.00              2016
                                              --------------------------------------------------------------
SUBTOTAL:                                      189,139        33.8%         $2,294,274           $12.13
REMAINING INLINE SPACE                         138,686        24.8          $2,894,809           $20.87
                                              --------------------------------------------------------------
VACANT SQUARE FEET:                             54,314         9.7%                NAP
TOTAL CENTER SQUARE FEET:                      559,796

(1)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field

                                    24 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             RIVER CITY MARKETPLACE
--------------------------------------------------------------------------------

THE LOAN. The River City Marketplace loan is secured by a first lien mortgage in a fee interest in an approximately 559,796 square foot anchored lifestyle retail center located in Jacksonville, Florida.

THE BORROWER. The borrowing entity is Ramco-Jacksonville LLC, a single purpose entity, which is indirectly owned by Ramco-Gershenson REIT via its operating unit Ramco-Gershenson Properties, LP. Ramco-Gershenson Properties Trust (the
"Trust", NYSE: "RPT") is a fully-integrated, self-administered, publicly-traded
REIT based in Farmington Hills, Michigan. The Trust owns, develops, acquires and manages shopping centers located primarily in the Midwest, Mid-Atlantic and
Southeastern United States. The Trust has a portfolio of 84 shopping centers consisting of approximately 18.8 million square feet of gross leasable area.
Ramco-Gershenson Properties LP is also the guarantor of the non-recourse carve-outs.

THE PROPERTY. The mortgaged property is a newly constructed lifestyle retail center consisting of a total of 16 buildings located at the intersection of
Interstate 95 and Duval Road in Jacksonville, Duval County, Florida. The center is approximately 2.5 miles east of the Jacksonville International Airport and 10 miles north of downtown Jacksonville. Situated on approximately 100.8 acres of land, including approximately 24.15 acres which are subject to a ground lease, the mortgaged property is part of a larger 464-acre master planned community which also includes residential developments.

The mortgaged property opened in November of 2006 and the completion of the center is scheduled for November 2007. The center is currently 90.3% leased and approximately 62% occupied by tenants open and paying rent. The center is shadow anchored by a Wal-mart Supercenter and a Lowe's Home Improvement and includes several nationally recognizable tenants such as Gander Mountain, Hollywood
Theaters, Ashley Furniture, Old Navy, Men's Warehouse, Fashion Bug, Office Max,
Bed Bath Beyond and Best Buy. In-line tenants are paying an average rent of approximately $14.81 per square foot on a triple net basis.

SIGNIFICANT TENANTS.

Gander Mountain Company ("Gander Mountain") is a leading specialty retailer that serves the needs of outdoor lifestyle enthusiasts, with a particular focus on hunting, fishing, camping and boating. Gander Mountain's stores offer broad and deep assortments of competitively priced outdoor equipment, accessories, apparel and footwear. At the end of December 2006, Gander Mountain had 105 outdoor lifestyle stores in 19 states. The Gander Mountain brand has a 47-year heritage of strong appeal and relevance to consumers who participate in outdoor sports and recreational activities. The Gander Mountain brand was founded in Wilmot,
Wisconsin, in 1960 originally as a catalog operation which over time was augmented with retail stores. Gander Mountain is the largest tenant at the mortgaged property, occupying approximately 14.6% of the gross leaseable area, and its lease will expire in September of 2021.

Hollywood Theaters ("Hollywood") is one of the nation's largest motion picture exhibitors, with more than 500 screens located throughout 20 states and various international territories. Hollywood is a leader in the theatrical exhibition industry, employing state-of-the-art theater design, stadium-seating, digital surround sound, widescreen presentations and plush high-back theater seats combined with concessions and a greater choice of films make Hollywood Theaters a preferred movie destination. Hollywood is based in Portland, Oregon, and is led by CEO Scott C. Wallace, a leader in the motion picture exhibition industry.
Hollywood is the second largest tenant at the mortgaged property, occupying approximately 9.7% of the gross leaseable area, and its lease will expire in
September of 2021.

Ashley Furniture Homestore ("Ashley"), with over 50 years of innovation and experience in the furniture industry, has become an industry leader as a manufacturer of quality furniture products. Founded by Carlyle Weinberger in
1945, Ashley has grown to become one of the largest home furniture manufacturing companies in the United States. Ashley has over 3 million square feet of manufacturing and showroom facilities spread over six different locations.
Ashley is the third largest tenant at the mortgaged property, occupying approximately 7.5% of the gross leaseable area, and its lease will expire in
September of 2017.

THE MARKET(1). The city of Jacksonville ranks as one of the largest cities in the United States in population with more than 800,000 residents. During the period from 1990 to 2000, the Jacksonville metropolitan statistical area experienced annual population growth of 1.95%, with the largest absolute growth in Duval County. Following 2000, the rate of growth increased at an annual rate of 2.08% from the period from 2000 to 2006. The metropolitan statistical area's population is projected to increase at a rate of 2.13% annual rate through 2011.

As of the forth quarter of 2006, the Northside submarket of Duval County had approximately 2,295,916 square feet of rentable retail building area with a
16.5% vacancy rate. Asking rents in the submarket ranged from $12.08 per square foot (for space greater than 20,000 square feet) to $23.76 per square foot (for space less than 2,000 square feet) on a triple net basis.

The estimated 2006 population in the primary trade area of the mortgaged property was approximately 197,377 people with an estimated average household income of $45,190.

PROPERTY MANAGEMENT. The mortgaged property is managed by Ramco-Gershenson,
Inc., an affiliate of the borrower.

(1)  Certain information was obtained from the River City Marketplace appraisal, dated March 27, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    25 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             RIVER CITY MARKETPLACE
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                            % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
              LEASES       FEET     % OF GLA    BASE RENT      RENT     SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
   YEAR       EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP        54,314       9.7%          NAP       NAP        54,314          9.7%             NAP        NAP
2007 & MTM        0             0       0.0    $        0       0.0%       54,314          9.7%      $        0        0.0%
2008              0             0       0.0             0       0.0        54,314          9.7%      $        0        0.0%
2009              1         1,605       0.3        35,310       0.5        55,919         10.0%      $   35,310        0.5%
2010              0             0       0.0             0       0.0        55,919         10.0%      $   35,310        0.5%
2011             14        56,758      10.1     1,003,077      13.0       112,677         20.1%      $1,038,387       13.5%
2012             13        33,064       5.9       656,772       8.5       145,741         26.0%      $1,695,159       22.0%
2013              0             0       0.0             0       0.0       145,741         26.0%      $1,695,159       22.0%
2014              0             0       0.0             0       0.0       145,741         26.0%      $1,695,159       22.0%
2015              0             0       0.0             0       0.0       145,741         26.0%      $1,695,159       22.0%
2016             17       176,524      31.5     2,461,405      31.9       322,265         57.6%      $4,156,564       53.9%
2017              6        89,472      16.0     1,268,449      16.4       411,737         73.6%      $5,425,013       70.3%
AFTER             5       148,059      26.4     2,287,516      29.7       559,796        100.0%      $7,712,529      100.0%
------------------------------------------------------------------------------------------------------------------------------
                 56       559,796     100.0%   $7,712,527    100.0%
------------------------------------------------------------------------------------------------------------------------------

                                    26 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             RIVER CITY MARKETPLACE
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF RIVER CITY MARKETPLACE OMITTED]

                                    27 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                               SABRE HEADQUARTERS
--------------------------------------------------------------------------------

                    [2 PHOTOS OF SABRE HEADQUARTERS OMITTED]

                                    28 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                               SABRE HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $85,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $85,000,000
% OF POOL BY IPB:                 2.6%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Sabre Headquarters, LLC
SPONSOR:                          Sabre Inc.
ORIGINATION DATE:                 03/29/07
INTEREST RATE:                    5.79850%
INTEREST-ONLY PERIOD:             60 months
MATURITY DATE:                    04/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  Gtr1%orYM(24),DeforGtr1%
                                  orYM(90),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                 INITIAL      MONTHLY
                                  -------   ------------
TAXES:                               $0     Springing(1)
INSURANCE:                           $0     Springing(1)
CAPEX:                               $0     Springing(1)
ROLLOVER RESERVES:                   $0     Springing(1)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- Suburban
SQUARE FOOTAGE:                   473,940
LOCATION:                         Southlake, TX
YEAR BUILT/RENOVATED:             2002
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   02/27/07
NUMBER OF TENANTS:                1
UW REVENUES:                      $10,229,667
UW EXPENSES:                      $2,641,672
UW NOI:                           $7,587,995
UW NET CASH FLOW:                 $7,351,025
APPRAISED VALUE(2):               $110,000,000
APPRAISAL DATE(2):                02/20/07

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:             $179
CUT-OFF DATE LTV(2):              77.3%
MATURITY DATE LTV(2):             72.1%
UW IO DSCR:                       1.47x
UW DSCR:                          1.23x

                               SIGNIFICANT TENANTS

                RATINGS
TENANT NAME   MOODY'S/S&P   SQUARE FEET   % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------

SABRE INC.       NR/B+        473,940      100.0%       $17.15              2022

(1)  Monthly reserves will be collected upon an Event of Default for taxes, insurance, replacement reserves and rollover reserves. During the last 12 months of the Sabre Headquarters loan, all excess cash flow will be swept into the rollover reserve fund which is capped at $8,500,000. The borrower may deliver a letter of credit in lieu of making these deposits.

(2)  Represents the "as-is" leased fee value.

                                    29 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                               SABRE HEADQUARTERS
--------------------------------------------------------------------------------

THE LOAN. The Sabre Headquarters mortgage loan is secured by a first lien mortgage in a fee interest in two, mid-rise Class "A" office buildings containing approximately 473,940 square feet of net rentable area ("NRA")
located in Southlake, TX.

THE BORROWER. The borrower is Sabre Headquarters, LLC, a single purpose entity.
The sponsor of the borrower is Sabre Inc. ("Sabre"), a direct subsidiary of
Sabre Holdings Corp., rated "B+" by Standard & Poor's. Sabre Holdings
Corporation is the largest online retailer of travel reservations in the United
States, and operates under the Travelocity, Sabre Travel Network and Sabre
Airline Solutions brands.

THE PROPERTY. The Sabre Headquarters mortgaged property consists of two buildings totaling approximately 473,940 square feet located within an approximately 32.5 acre corporate park development in Southlake, Texas. The buildings were constructed in 2002 and feature a 1,758 space, five-level above ground parking garage, fitness center, cafeteria, credit union and security gated entrance to the mortgaged property. The Sabre Headquarters property is located approximately 25 miles from downtown Fort Worth and is in close proximity to both the Dallas/Fort Worth International Airport and Alliance
Airport. The mortgaged property has easy access and frontage along State Highway
114 West, which consists of eight main freeway lanes and six frontage road lanes which accommodate over 2,000 vehicles per hour per lane.

The mortgaged property was awarded the Silver LEED (Leadership in Energy and
Environmental Design) certification by the U.S. Green Building Council for being environmentally friendly and protecting its surrounding communities.

RELEASE. The borrower may obtain release of an individual property upon the satisfaction of certain conditions, including but not limited to (i) receipt of
125% of the allocated loan amount for each individual mortgaged property, (ii)
after the release, the debt service coverage ratio ("DSCR") for the remaining property is equal to or greater than (a) 1.24x and (b) the DSCR for both properties for the 12 months immediately preceding the date of release, and
(iii) after giving effect to such release, the loan-to-value ratio ("LTV") for the remaining property shall be equal to or greater than (a) the LTV on the closing date of the loan and (b) the LTV for both properties immediately preceding the release; provided, however, if the existing lease with Sabre remains in effect on the release date, these DSCR and LTV conditions will be deemed to have been satisfied.

SIGNIFICANT TENANTS. Sabre operates the largest computer based travel reservations system in the world. Sabre is an online retailer of travel products and provides distribution and technology solutions to businesses throughout the travel industry. Sabre supports travelers, travel agents, corporations and travel suppliers through three companies: Travelocity, Sabre Travel Network and
Sabre Airline Solutions. The company is headquartered at the property in
Southlake, Texas where it employs approximately 3,000 of its nearly 8,900 employees.

THE MARKET(1). The mortgaged property is located in the Northeast submarket of the Fort Worth office market. The Northeast submarket contains approximately
6,002,000 square feet of NRA, of which approximately 3,440,000 square feet of
NRA are considered Class "A". In addition to Sabre, primary employers/employment centers in the area include Verizon Wireless (one of two national control centers), Fidelity (regional operating center) and Isis Papyrus (company headquarters).

The mortgaged property is currently 100.0% occupied and has an average rental rate of $17.15 per square foot. Class "A" properties within the Northeast submarket exhibited average rents of approximately $21.59 per square foot and have a vacancy rate of approximately 16.5%. Vacancy has been steadily declining in the submarket for Class "A" properties with a positive 273,000 square feet of net absorption and no new construction in 2006.

PROPERTY MANAGEMENT. The property is self-managed by Sabre.

(1)  Certain information was obtained from the Sabre Headquarters appraisal, dated April 18, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    30 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                               SABRE HEADQUARTERS
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF SABRE HEADQUARTERS OMITTED]

                                    31 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          GREEN HILLS CORPORATE CENTER
--------------------------------------------------------------------------------

               [4 PHOTOS OF GREEN HILLS CORPORATE CENTER OMITTED]

                                    32 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          GREEN HILLS CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $65,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $65,000,000
% OF POOL BY IPB:                 2.0%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Green Hills Realty Associates LP
SPONSOR:                          Jacob Weinreb
ORIGINATION DATE:                 03/30/07
INTEREST RATE:                    5.84000%
INTEREST-ONLY PERIOD:             84 months
MATURITY DATE:                    04/01/14
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),D(54),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX(1):                      Cash Management Agreement
ADDITIONAL DEBT:                  $7,000,000
ADDITIONAL DEBT TYPE:             B-Note ($4,000,000), Mezzanine Loan
                                  ($3,000,000)
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                     INITIAL          MONTHLY
                                  --------------   --------------
TAXES:                                  $855,945         $110,432
INSURANCE:                              $ 27,563         $  9,188
CAPEX:                                  $  8,760         $  8,760
TI/LC:                                  $ 23,359         $ 23,359
ENGINEERING RESERVE(2):                 $650,000         $      0
OTHER:                            See Footnote 3   See Footnote 3

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office-Suburban
SQUARE FOOTAGE:                   583,984
LOCATION:                         Reading, PA
YEAR BUILT/RENOVATED:             1970/1992
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   03/27/07
NUMBER OF TENANTS:                7
HISTORICAL NOI:
   2005:                          $5,588,453
   2006:                          $5,253,594
UW REVENUES:                      $10,336,796
UW EXPENSES:                      $4,618,538
UW NOI:                           $5,718,258
UW NET CASH FLOW:                 $5,332,828
APPRAISED VALUE:                  $81,200,000
APPRAISAL DATE:                   02/20/07

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:             $111
CUT-OFF DATE LTV:                 80.0%
MATURITY DATE LTV:                80.0%
UW DSCR(4):                       1.39x

                               SIGNIFICANT TENANTS

                          RATINGS        SQUARE   % OF   BASE RENT
TENANT NAME            MOODY'S/S&P(5)     FEET     GLA     PSF(6)    LEASE EXPIRATION YEAR
------------------------------------------------------------------------------------------

PENSKE TRUCK LEASING      Aaa/AAA       353,607   60.6%    $15.82            2020
WORLEY PARSONS                          172,939   29.6%    $20.36            2010
UGI UTILITIES(7)           A3/NR         44,665    7.6%    $24.17            2009

(1)  At closing, the related borrower established a deposit account and an operating account with Sovereign Bank, as deposit bank. Borrower is obligated to deposit (or cause to be deposited) all rents received from the property into the deposit account. Pursuant to a written agreement with the deposit bank, the deposit account is under the sole control of the lender, however, the deposit bank is authorized to transfer all funds on deposit in the deposit account to the borrower's operating account until the deposit bank receives notice from the lender that a cash management period has commenced. After receipt of such notice, the deposit bank is required to deliver all funds in the deposit account to an account designated by the lender. Lender may send such notice upon the occurrence of the cash sweep events described in Footnote 3 below.

(2)  The $650,000 reserve was collected on the loan's origination date to fund repairs to both the related parking lot and elevator systems.

(3)  All excess cash flow (as defined in the Mortgage) will be deposited to, and held in, a reserve during each of the following periods: (i) after the property produces a DSCR of less than 1.05x for two consecutive quarters, until the property achieves a 1.05x DSCR for two consecutive quarters
     (including in the calculation of DSCR the debt service for the Mortgage
     Loan, the related B-Note and the mezzanine loan relating to this property);
     (ii) Worley Parsons ("Parsons") fails to exercise its renewal option at least 12 months before the expiration date of its lease, until either (x)
     Parsons renews its lease for 5 years or more on the terms stated in its lease or (y) a replacement tenant is in economic occupancy of the Parson's premises under a lease for a term of at least 5 years at a net effective rent equal to or exceeding that payable under the Parson's lease, and on terms otherwise acceptable to Lender; (iii) an Event of Default (as defined under the mortgage) is continuing; or (iv) an event of default under the corresponding mezzanine loan is continuing. If no other such period is continuing, any funds previously deposited and held will be returned.

(4)  The UW DSCR on a 30-year amortization schedule equals 1.16x.

(5)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(6)  Base Rent per square foot represents the underwritten rent. For Penske
     Truck Leasing, the Base Rent per square foot represents the average rent paid by the tenant over the term of the mortgage loan.

(7)  Ratings provided are for UGI Utilities, Inc. as of May 11, 2007.

                                    33 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          GREEN HILLS CORPORATE CENTER
--------------------------------------------------------------------------------

THE LOAN. The Green Hills Corporate Center loan is secured by a first lien mortgage in a fee interest in an approximately 583,984 square foot office building located in Reading, Pennsylvania.

THE BORROWER. The borrowing entity, Green Hills Realty Associates LP, is a special purpose entity. Green Hills Realty Associates LP is indirectly owned by
PA Holding LLC, which is controlled by JW Green Hills LLP (80%, Managing
Partner), A&M Penske LLC (10%) and 720 Sub Penske LLP (10%). Jacob Weinreb, is
the Managing Partner (1%) for JW Green Hills, LLP. The remainder of the entity is comprised of Jacob Weinreb (50%), Marie G. Reiss (24.5%) and Isabell W.
Wassner (24.5%). A&M Penske LLC is owned equally by Mark Sonnenschein and Avery
Egert (50% each).

Jacob Weinreb is the loan sponsor and the guarantor under the non-recourse carveouts. Jacob Weinreb, is a New York City based real estate investor, owner and manager, seeking to diversify his multifamily portfolio. Mr. Weinreb currently owns interests in and manages 18 multifamily buildings with an aggregate market value of approximately $162 million located in and throughout
New York City.

THE PROPERTY. The mortgaged property consists of two office buildings (Green
Hills I and Green Hills II) located within a "campus like" office park outside of Reading, in southern Berks County, Pennsylvania. Both buildings are located adjacent to each other and are accessed via Gundy Road (primary access) and
Kachel Road and have access to approximately 2,336 parking spaces.

Green Hills I originally, developed in 1970 and expanded in 1972, 1976 and 1982, currently contains approximately 452,902 square feet of space within four interconnected buildings. The buildings are 100% occupied by six separate tenants. Major tenants in Green Hills I include Worley Parsons and Penske Truck
Leasing Co. L.P. (Penske Truck Leasing).

Green Hills II was built in 1992 and consists of approximately 131,082 square feet of space within two interconnected buildings. This building is 100%
occupied by two separate tenants, UGI Utilities and Penske Truck Leasing.

SIGNIFICANT TENANTS. Penske Truck Leasing is the largest tenant at the Green
Hills Corporate Center accounting for 60.6% of the net rentable area on a long-term lease which expires in 2020. Penske Truck Leasing, headquarted at
Green Hills Corporate Center, is a joint venture of Penske Corporation and
General Electric. A global transportation services provider, Penske Truck
Leasing, operates more than 200,000 vehicles and serves customers from nearly
1,000 locations in the United States, Canada, Mexico, South America and Europe.
Product lines include full-service leasing, contract maintenance, commercial and consumer rental, transportation and warehousing management and supply chain management solutions. Penske Truck Leasing's annual revenue is approximately
$3.7 billion. The company employs over 20,000 associates.

Worley Parsons is a leading provider of professional services to the energy, resource and complex process industries, providing services to the hydrocarbons, minerals & metals, infrastructure and power sectors. Headquartered in Australia, the organization employs over 20,400 employees in 30 countries. For 2006, aggregated revenue and net profit increased to $2.05 billion and $115.6 million, respectively, increases of 78.6% and 109.3% over 2005, respectively1. A predecessor of Worley Parsons, Gilbert Associates, developed the Green Hills
Corporate Center and it and its successors have been at the property since.
Their current lease expires in 2010, with two five-year options to renew.

UGI Utilities, headquartered at the Green Hills Corporate Center, serves 315,000 gas customers in 15 southeastern Pennsylvania counties and 62,000 electric customers in portions of Luzerne and Wyoming counties within the state. For the period ending March 31, 2007, the company reported total assets of $1.6 billion and revenues and net income of $798 million and $64.5 million for the trailing six months, respectively (a 41% and 43% increase over the same period in 2006, respectively). The company is a wholly-owned subsidiary of UGI Corporation
(NYSE: "UGI"), a distributor and marketer of energy products and services. For the six months ended March 31, 2007, UGI Corporation produced revenues of $3.5 billion and net income of $182.1 million (a 13% increase over the same period in
2006). For the period ending March 31, 2007, UGI Corporation had total assets of
$5.4 billion.

(1)  Reported $ figures illustrated as USD after conversion from reported
     Australian Dollars (AUD) (converted based upon exchange rates on May 11,
     2007) as reported in Worley Parsons' 2006 Annual Report. Percentage growth illustrated based upon AUD as reported in Worley Parsons' 2006 Annual
     Report. Total revenues equal $2.5 billion (AUD) and net profits equal
     $139.1 million (AUD).

                                    34 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          GREEN HILLS CORPORATE CENTER
--------------------------------------------------------------------------------

THE MARKET(1). The Green Hills Corporate Center is located in the Townships of
Cumru and Robeson, which are located approximately five miles south of the City of Reading. The City of Reading is the economic and cultural center of Berks
County and is its largest city and the county seat. The city contains a total land area of approximately 10.06 square miles. According to the most recent census, the population of Reading is approximately 80,305, a sum that represents a 4.0% increase since 2000.

The Green Hills Corporate Center is located in the Berks County office market.
The Berks County office market is situated midway between the larger suburban
Philadelphia market of Montgomery County and that of Harrisburg, the location of the state capitol. The Berks County office market contains approximately 41 million square feet of space, including both Class "A" and "B" office product, at an average vacancy rate of 15.6% and at an average rental rate of $15.79 per square foot as of the 4th quarter 2006. Since 2005, the office inventory increased from 867 to 953 buildings adding 2.15 million square feet of inventory to the market. Since the first quarter of 2006, approximately 1.17 million square feet of space has been absorbed. Competitive properties to the Green
Hills Corporate Center total approximately 2.27 million square feet in 31 buildings at an average rental rate $16.61 with an average vacancy of 2.9%.

PROPERTY MANAGEMENT. The mortgaged property is managed by Weinreb Management
LLC, an affiliate of the borrower. The property is sub-managed by Brandywine
Realty Trust. Brandywine Realty Trust is a completely integrated, real estate operating company organized as a real estate investment trust (REIT) and is traded on the New York Stock Exchange under the symbol "BDN". Brandywine Realty
Trust owns, develops and manages a primarily Class "A" suburban and urban office portfolio aggregating approximately 43 million square feet.

(1)  Certain information was obtained from the Green Hills Corporate Center appraisal, dated February 22, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                            % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
               LEASES      FEET     % OF GLA    BASE RENT      RENT     SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP             0      0.0%           NAP       NAP             0          0.0%             NAP        NAP
2007 & MTM        4         7,940      1.4     $   10,308       0.1%        7,940          1.4%      $   10,308        0.1%
2008              3         4,833      0.8         69,107       0.7        12,773          2.2%      $   79,415        0.8%
2009              1        44,665      7.6      1,079,553      10.9        57,438          9.8%      $1,158,968       11.7%
2010              4       172,939     29.6      3,521,038      35.6       230,377         39.4%      $4,680,006       47.3%
2011              0             0      0.0              0       0.0       230,377         39.4%      $4,680,006       47.3%
2012              0             0      0.0              0       0.0       230,377         39.4%      $4,680,006       47.3%
2013              0             0      0.0              0       0.0       230,377         39.4%      $4,680,006       47.3%
2014              0             0      0.0              0       0.0       230,377         39.4%      $4,680,006       47.3%
2015              0             0      0.0              0       0.0       230,377         39.4%      $4,680,006       47.3%
2016              0             0      0.0              0       0.0       230,377         39.4%      $4,680,006       47.3%
2017              0             0      0.0              0       0.0       230,377         39.4%      $4,680,006       47.3%
AFTER            14       353,607     60.6      5,217,147      52.7       583,984        100.0%      $9,897,153      100.0%
------------------------------------------------------------------------------------------------------------------------------
TOTAL            26       583,984    100.0%    $9,897,153     100.0%
==============================================================================================================================

                                    35 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          GREEN HILLS CORPORATE CENTER
--------------------------------------------------------------------------------

        [MAP INDICATING LOCATION OF GREEN HILLS CORPORATE CENTER OMITTED]

                                    36 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    37 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

               [4 PHOTOS OF CABOT INDUSTRIAL PORTFOLIO V OMITTED]

                                    38 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $60,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $60,000,000
% OF POOL BY IPB:                 1.8%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Cabot II-AZ1M01, LLC et. al.
SPONSOR:                          Cabot Industrial Value Fund II
                                  Operating Partnership, L.P.
ORIGINATION DATE:                 03/30/07
INTEREST RATE:                    5.71400%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    04/01/17
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE(1):          Permitted Mezzanine Loan
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                 Initial      Monthly
                                  -------   ------------
TAXES:                              $0               $0
INSURANCE:                          $0               $0
CAPEX:                              $0               $0
TI/LC:                              $0      Springing(2)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Industrial
SQUARE FOOTAGE(3)                 1,918,201
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        99.4%
OCCUPANCY DATE:                   03/23/07
NUMBER OF TENANTS:                36
HISTORICAL NOI(4):                N/A
UW REVENUES:                      $9,339,636
UW EXPENSES:                      $2,858,151
UW NOI:                           $6,481,483
UW NET CASH FLOW:                 $5,810,115
APPRAISED VALUE:                  $81,315,000
APPRAISAL DATE:                   Various

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:              $31
CUT-OFF DATE LTV:                 73.8%
MATURITY DATE LTV:                73.8%
UW DSCR:                          1.67x

                               SIGNIFICANT TENANTS

                                     RATINGS
TENANT NAME                       MOODY'S/S&P(5)   TOTAL SF   % OF TOTAL SF   BASE RENT PSF   LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------

ELECTROLUX MAJOR APPLIANCES         Baa2/BBB+       406,966       21.2%           $2.94               2010
TELMAR NETWORK TECHNOLOGY                           259,282       13.5%           $3.80               2008
ORIENTAL LACQUER FURNITURE INC.                     208,800       10.9%           $3.75               2008
ABX AIR CARGO SERVICES, INC.                        105,785        5.5%           $2.52               2010
SMITH & NEPHEW, INC.                                102,000        5.3%           $2.68               2009

(1)  Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the combined loan-to-value ratio of the mortgage loan and the mezzanine loan for the properties does not exceed 74.6%, (ii)
     the combined debt service coverage ratio of the mortgage loan and the mezzanine loan is equal to or greater than 1.34x and (iii) the mortgagee has received confirmation from the rating agencies that the mezzanine financing will not result in the qualification, downgrade, or withdrawal of the ratings assigned to the securities.

(2)  In the event Telmar Network Technology exercises its option to terminate its lease (which is scheduled to expire in 2008), the related borrower is required to deposit into escrow Telmar Network Technology's lease termination payment in the sum of $780,000.

(3)  Includes approximately 9,465 square feet of space subject to a master lease in place at the 8829-8841 Boehning Lane mortgaged properties.

(4)  Historical operating statements for these mortgaged properties were unavailable.

(5)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    39 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                                YEAR BUILT/
                                                    YEAR        SQUARE
       PROPERTY NAME             LOCATION        RENOVATED       FEET     OCCUPANCY %
-------------------------------------------------------------------------------------

245 GREAT CIRCLE ROAD        Nashville, TN       1978/2002      578,918      100.0%
301 SOUTH NORTHPOINT DRIVE   Coppell, TX           2002         308,000      100.0%
488 SOUTH ROYAL LANE         Coppell, TX           2000         208,800      100.0%
2900 EARHART COURT           Hebron, KY            1997          81,003      100.0%
720-760 DEARBORN PARK LANE   Columbus, OH          1989         107,450      100.0%
3000 EARHART COURT           Hebron, KY            1997          69,888      100.0%
3401 WEST PAPAGO             Phoenix, AZ           1981          88,488      100.0%
5240 PANOLA INDUSTRIAL
   BOULEVARD                 Decatur, GA           1987          63,488       83.0%
5430 GA HIGHWAY 85           Forest Park, GA       2004          23,460      100.0%
3845 CROWFARN DRIVE          Memphis, TN         1974/2005      105,785      100.0%
4287 DELP STREET             Memphis, TN           1973         102,000      100.0%
8813 BOEHNING LANE           Indianapolis, IN      1990          53,812      100.0%
8829-8841 BOEHNING LANE      Indianapolis, IN      1989          46,617      100.0%
5191 SNAPFINGER WOODS
   DRIVE                     Decatur, GA         1986/1994       39,692      100.0%
8740 BOEHNING LANE           Indianapolis, IN      1998          40,800      100.0%
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                       1,918,201       99.4%
=====================================================================================

                                                                          ALLOCATED LOAN
       PROPERTY NAME                   LEAD TENANT             % OF GLA     BALANCE
----------------------------------------------------------------------------------------

245 GREAT CIRCLE ROAD        Electrolux Major Appliances         70.3%      $ 16,234,000
301 SOUTH NORTHPOINT DRIVE   Telmar Network Technology           84.2%         9,224,000
488 SOUTH ROYAL LANE         Oriental Lacquer Furniture Inc.    100.0%         6,530,000
2900 EARHART COURT           Armor USA, Inc.                     57.1%         3,616,000
720-760 DEARBORN PARK LANE   Safelite Fulfillment, Inc.          42.3%         3,449,000
3000 EARHART COURT           GE On Wing Support, Inc.            46.2%         3,210,000
3401 WEST PAPAGO             Comfortex Window Fashions           62.0%         3,018,000
5240 PANOLA INDUSTRIAL
   BOULEVARD                 John H. Harland Company             52.0%         2,656,000
5430 GA HIGHWAY 85           Barloworld Handling, LP            100.0%         2,214,000
3845 CROWFARN DRIVE          ABX Air Cargo Services, Inc.       100.0%         1,992,000
4287 DELP STREET             Smith & Nephew, Inc.               100.0%         1,918,000
8813 BOEHNING LANE           Clark Sales and Services, Inc.      45.0%         1,771,000
8829-8841 BOEHNING LANE      Techcom, Inc.                       49.1%         1,512,000
5191 SNAPFINGER WOODS
   DRIVE                     Barloworld Handling LP             100.0%         1,402,000
8740 BOEHNING LANE           Indianapolis Newspapers, Inc.       50.0%         1,254,000
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                      $60,000,000
========================================================================================

                                    40 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

THE LOAN. The Cabot Industrial Portfolio V mortgage loan is secured by a first lien mortgage in a fee interest in 15 industrial flex and warehouse/distribution properties which contain approximately 1,918,201 square feet of net rentable area ("NRA") located in seven states throughout the country.

THE BORROWER. The borrowing entities are Cabot II-AZ1M01, LLC, Cabot
II-GA1W10-W12, LLC, Cabot II-IN1W01, LLC, Cabot II-IN1W02 & W03, LLC, Cabot
II-KY1W02-W03, LLC, Cabot II-OH1M05, LLC, Cabot II-TN1W08, LLC, Cabot II-TN1W09,
LLC, Cabot II-TN2M01, LLC, Cabot II-TX1B02, LP and Cabot II-TX1B03, LP, each a single purpose entity.

THE SPONSOR. The sponsor for the Cabot Industrial Portfolio V loan is Cabot
Industrial Value Fund II Operating Partnership, L.P., an investment fund of
Cabot Properties, Inc. Cabot Properties, Inc. is a Boston-based private equity real estate investment firm that owns and operates properties throughout the
United States. To date, the fund has purchased over $440 million of industrial property through this investment vehicle.

THE PROPERTIES. The portfolio comprises 15 industrial flex and warehouse/distribution buildings totaling approximately 1,918,201 square feet located in Tennessee, Texas, Kentucky, Ohio, Arizona, Georgia and Indiana. The
portfolio is leased to approximately 36 regional and national tenants operating in various industrial and manufacturing sectors. Significant tenants include:
Electrolux Major Appliances, Telmar Network Technology, Oriental Lacquer
Furniture Inc., ABX Air and Cargo Services Inc and Smith & Nephew, Inc.

245 GREAT CIRCLE ROAD

The 245 Great Circle Road mortgaged property consists of a Class "A" industrial warehouse/distribution building, which contains approximately 578,919 square feet of NRA, located in Nashville, Tennessee. The building was constructed in
1978 and renovated in 2002. The mortgaged property is approximately 100.0%
occupied by three tenants paying an average rent of approximately $3.06 per square foot triple net ("NNN").

The largest tenant at the mortgaged property is Electrolux Major Appliances
("Electrolux") (Pink Sheets: "ELUXY") which is rated Baa2/BBB+ by Moody's and
S&P, respectively. Electrolux occupies approximately 406,966 square feet of NRA and pays approximately $2.94 per square foot. Electrolux is a global leader in home appliances and appliances for professional use, selling more than 40 million products to customers in 150 countries every year. The company's product line includes refrigerators, dishwashers, washing machines, vacuum cleaners, and cooking ranges sold under the Electrolux, Frigidaire and Eureka brand names.

301 SOUTH NORTHPOINT DRIVE

The 301 South Northpoint Drive mortgaged property consists of a Class "A" light industrial facility which contains approximately 308,000 square feet, located in
Coppell, Texas. The building was constructed in 2002 and is 100.0% occupied by two tenants paying an average rent of $3.83 per square foot NNN. The building is approximately 84.2% leased to Telmar Network Technology ("Telmar"), who is paying approximately $3.80 per square foot NNN. Telmar distributes new and used telecommunications and networking equipment to wireline and wireless telecom carriers, equipment makers, utilities, and large enterprises. In May of 2006,
Lightyear Capital completed the sale of Telmar to Warburg Pincus. Shortly thereafter, Telmar acquired Somera Communications.

488 SOUTH ROYAL LANE

The 488 South Royal Lane mortgaged property consists of a Class "A"/"B"
industrial warehouse/distribution building which contains approximately 208,800 square feet, located in Coppell, Texas. The building was constructed in 2000 and is 100.0% occupied by Oriental Lacquer Furniture, Inc., an oriental furniture manufacturing company paying an average rent of $3.75 per square foot NNN.

2900 & 3000 EARHART COURT

The 2900 & 3000 Earhart Court mortgaged properties consist of two, Class "A"
industrial flex buildings which contain approximately 150,891 square feet, located in Hebron, Kentucky. The buildings were each constructed in 1997 and are
100.0% occupied by seven tenants paying an average rent of $5.42 per square foot
NNN. The 2900 Earhart Court mortgaged property is approximately 57.1% leased to
Armor USA Inc, who occupies approximately 46,288 square feet and is currently paying $5.07 per square foot NNN. The largest tenant at the 3000 Earhart Court mortgaged property is GE on Wing Support, Inc., a worldwide provider of aircraft maintenance services, occupying approximately 32,256 square feet paying $5.25 per square foot NNN.

720-760 DEERBORN PARK LANE

The 720-760 Deerborn Park Lane mortgaged property consists of a Class "B"
industrial flex building which contains approximately 107,450 square feet, located in Columbus, Ohio. The building was constructed in 1989 and is 100.0%
occupied by four tenants paying average rents of $3.54 per square foot NNN. The largest tenant at the mortgaged property is Safelite Fullfilment, Inc., the nation's largest provider of auto glass repair services. Safelite leases approximately 45,490 square feet of NRA at a rental rate of approximately $3.25 per square foot on a lease expiring in 2011.

                                    41 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

3401 WEST PAPAGO

The 3401 West Papago Road mortgaged property consists of a Class "A" industrial building, which contains approximately 88,488 square feet, located in Phoenix,
Arizona. The building was constructed in 1981 and is currently 100.0% occupied by two tenants paying an average rent of $3.31 per square foot NNN. Comfortex
Window Fashion and All American Plastic & Packaging have leases expiring at the property in 2008 and 2009, respectively.

5240 PANOLA INDUSTRIAL BOULEVARD

The 5240 Panola Industrial Boulevard mortgaged property consists of a Class "B"
industrial flex facility which contains approximately 63,488 square feet, located in Decatur, Georgia. The building was constructed in 1987 and is 83.0%
occupied by four tenants paying an average rent of $6.87 per square foot NNN.

5430 GA HIGHWAY

The 5430 GA Highway mortgaged property consists of a single tenant Class "A"
industrial flex building which contains approximately 23,460 square feet, located in Forest Park, Georgia. The building was constructed in 2004 and is currently 100.0% occupied by Barloworld Handling LP who is paying an average rent of $10.06 per square foot NNN.

3845 CROWFARN DRIVE

The 3845 Crowfarn Drive mortgaged property consists of a Class "A"
warehouse/distribution facility which contains approximately 105,785 square feet, located in Memphis, Tennessee. The building was constructed in 1974 and is currently 100.0% occupied by ABX Aircargo Services, Inc., which is currently paying an average rent of $2.52 per square foot NNN on a lease expiring in 2010.
ABX Aircargo Services, Inc. is a leading provider of air cargo transportation, package handling and line-haul logistical services. They currently utilize the premises as distribution/warehouse space for receiving, sorting and distribution of USPS packages to locations nationwide.

4287 DELP STREET

The 4287 Delp Street mortgaged property consists of a Class "B" industrial building, which contains approximately 102,000 square feet, located in Memphis,
Tennessee. The building was constructed in 1973 and is 100.0% occupied by Smith
& Nephew, Inc. (NYSE:"SNN"), which is currently paying an average rent of $2.68 per square foot NNN on a lease expiring in 2009. Smith & Nephew, Inc. is an orthopedic products developer specializing in hip and joint replacement products.

8740, 8813, 8829-8841 BOEHNING LANE

The 8740, 8813, & 8829-8841 Boehning Lane mortgaged properties consist of three, industrial flex buildings constructed between 1989 and 1998 which contain approximately 141,229 square feet, located in Indianapolis, Indiana. The properties are 100.0% occupied by nine tenants paying an average rent of $5.54 per square foot NNN. There are approximately 9,465 square feet at the property master leased by the borrower at a rate of $6.25 per square foot. The largest tenants include Clark Sales & Services, Inc., Techcom, Inc. and Indianapolis
Newspapers, Inc., which occupy approximately 79,492 square feet of NRA at the mortgaged properties.

5191 SNAPFINGER DRIVE

The 5191 Snapfinger Drive mortgaged property consists of a Class "B" industrial building, which contains approximately 39,692 square feet, located in Decatur,
Georgia. The building was constructed in 1986 and is 100.0% occupied by
Barloworld Handling, LP who is currently paying an average rent of $3.93 per square foot NNN on a lease expiring in 2013.

RELEASE. The borrower is permitted to voluntarily defease a portion of the loan and obtain a release of the lien of the mortgage on any individual property upon satisfaction of certain conditions including, but not limited to, the following:
(i) the delivery of acceptable securities in an amount equal to 115% of the original allocated loan amount of the property to be released, and (ii) after giving effect to the release of any individual property, the debt service coverage ratio ("DSCR") of the loan will be greater than or equal to (a) 1.71x and (b) the DSCR with respect to the properties remaining subject to the mortgage as of the date immediately preceding the release.

SUBSTITUTION. The borrower is permitted to obtain a release of the lien of the mortgage encumbering any of the individual properties (the "Substituted
Property") by substituting another industrial or office property of like kind and quality (the "Substitute Property") upon satisfaction of certain conditions, including but not limited to: (i) the aggregate allocated loan amount of all properties substituted pursuant to the terms of the loan does not exceed 35% of the original principal balance of the loan, (ii) after giving effect to the substitution, the DSCR for the loan will be greater than or equal to (a) 1.71x, and (b) the DSCR immediately preceding the substitution, and (iii) the appraised value of the Substitute Property will be greater than or equal to the
Substituted Property.

THE MARKET(1). The properties are located throughout seven states, and are situated in nine individual markets. The chart on the following page provides the details of certain characteristics in each market.

(1)  Certain information was obtained from the 245 Great Circle Road, 301 South
     Northpoint Drive, 488 South Royal Lane, 2900 Earhart Court, 720-760
     Dearborn Park, 3000 Earhart Court, 3401 West Papago, 5240 Panola Industrial
     Boulevard, 5430 GA Highway, 3845 Crownfarn Drive, 4287 Delp Street, 8813
     Boehning Lane, 8829--8841 Boehning Lane, 5191 Snapfinger Woods, and 8740
     Boehning Lane appraisals, dated between February 14, 2007 and March 9,
     2007. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    42 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

                                MARKET SUMMARY(1)

                                                                                                       2006 AVERAGE
                                              OCCUPANCY             RENT           2006 POPULATION   HOUSEHOLD INCOME
                                          ----------------  ---------------------  ---------------  ------------------
                                                                                   3-MILE   5-MILE   3-MILE    5-MILE
PROPERTY NAME               LOCATION      PROPERTY  MARKET  PROPERTY     MARKET    RADIUS   RADIUS   RADIUS    RADIUS
----------------------------------------------------------------------------------------------------------------------

245 GREAT CIRCLE ROAD   Nashville, TN      100.0%    96.7%   $ 3.06   $      3.25  70,868  168,138  $ 38,930  $ 46,419
301 SOUTH NORTHPOINT
   DRIVE                Coppell, TX        100.0%    91.9%   $ 3.83   $      3.75  27,831  150,009  $131,261  $102,393
488 SOUTH ROYAL LANE    Coppell, TX        100.0%    91.5%   $ 3.75   $      3.75  29,250  165,250  $124,782  $101,605
2900 EARHART COURT      Hebron, KY         100.0%    92.9%   $ 5.36   $5.00-$6.00  28,356  105,825  $ 81,514  $ 77,025
720-760 DEARBORN PARK
   LANE                 Columbus, OH       100.0%    92.9%   $ 3.54   $4.00-$5.00  79,712  226,760  $ 76,582  $ 76,246
3000 EARHART COURT      Hebron, KY         100.0%    92.9%   $ 5.49   $5.00-$6.00  28,356  105,825  $ 81,514  $ 77,025
3401 WEST PAPAGO        Phoenix, AZ        100.0%    92.2%   $ 3.31   $      3.60  16,742   77,172  $ 34,990  $ 40,622
5240 PANOLA INDUSTRIAL
   BOULEVARD            Decatur, GA         83.0%    89.2%   $ 6.87   $4.25-$6.50  78,349  171,027  $ 67,269  $ 67,079
5430 GA HIGHWAY 85      Forest Park, GA    100.0%    82.2%   $10.06   $      7.50  66,977  177,354  $ 46,600  $ 47,729
3845 CROWFARN DRIVE     Memphis, TN        100.0%    85.0%   $ 2.52   $      2.50  36,927  169,874  $ 42,164  $ 46,617
4287 DELP STREET        Memphis, TN        100.0%    85.0%   $ 2.68   $      2.50  51,499  175,724  $ 43,137  $ 47,839
8813 BOEHNING LANE      Indianapolis, IN   100.0%    88.7%   $ 5.55   $      5.50  79,508  175,955  $ 49,296  $ 52,658
8829-8841 BOEHNING
   LANE                 Indianapolis, IN   100.0%    88.7%   $ 5.92   $      5.50  79,508  175,955  $ 49,296  $ 52,658
5191 SNAPFINGER WOODS
   DRIVE                Decatur, GA        100.0%    89.6%   $ 3.93   $      4.00  81,779  177,012  $ 66,497  $ 67,096
8740 BOEHNING LANE      Indianapolis, IN   100.0%    88.7%   $ 5.10   $      5.50  79,508  175,955  $ 49,296  $ 52,658

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF                                         % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
               LEASES    SQUARE FEET   % OF GLA    BASE RENT      RENT     SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
YEAR          EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP           10,774       0.6%           NAP       NAP         10,774         0.6%             NAP        NAP
2007 & MTM       8          130,225       6.8     $  513,283       7.0%       140,999         7.4%      $  513,283        7.0%
2008            11          611,088      31.9      2,438,525      33.4        752,087        39.2%      $2,951,808       40.4%
2009             6          179,741       9.4        605,019       8.3        931,828        48.6%      $3,556,827       48.7%
2010             7          585,661      30.5      2,086,660      28.6      1,517,489        79.1%      $5,643,487       77.3%
2011             4          104,280       5.4        407,779       5.6      1,621,769        84.5%      $6,051,266       82.9%
2012             2           43,828       2.3        225,468       3.1      1,665,597        86.8%      $6,276,734       85.9%
2013             2          125,794       6.6        474,050       6.5      1,791,391        93.4%      $6,750,784       92.4%
2014             0                0       0.0              0       0.0      1,791,391        93.4%      $6,750,784       92.4%
2015             1           85,850       4.5        257,550       3.5      1,877,241        97.9%      $7,008,334       96.0%
2016             1           17,500       0.9         58,625       0.8      1,894,741        98.8%      $7,066,959       96.8%
2017             0                0       0.0              0       0.0      1,894,741        98.8%      $7,066,959       96.8%
AFTER            1           23,460       1.2        236,008       3.2      1,918,201       100.0%      $7,302,967      100.0%
---------------------------------------------------------------------------------------------------------------------------------
                43        1,918,201     100.0%    $7,302,967     100.0%
=================================================================================================================================

(1)  Certain information was obtained from the 245 Great Circle Road, 301 South
     Northpoint Drive, 488 South Royal Lane, 2900 Earhart Court, 720-760
     Dearborn Park, 3000 Earhart Court, 3401 West Papago, 5240 Panola Industrial
     Boulevard, 5430 GA Highway, 3845 Crownfarn Drive, 4287 Delp Street, 8813
     Boehning Lane, 8829--8841 Boehning Lane, 5191 Snapfinger Woods, and 8740
     Boehning Lane appraisals, dated between February 14, 2007 and March 9,
     2007. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    43 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

                       SIGNIFICANT TENANTS ROLLING IN 2008

                                                                                               % OF 2008
                                                                   SQUARE FEET     ANNUAL      BASE RENT       PROPERTY RENT PSF/
PROPERTY NAME                                  TENANT                EXPIRING     BASE RENT   EXPIRING(1)      MARKET RENT PSF(2)
------------------------------------------------------------------------------------------------------------------------------------

301 SOUTH NORTHPOINT DRIVE       Telman Network Technology           259,282     $  985,272      40.4%           $3.83/$3.75
488 SOUTH ROYAL LANE             Oriental Lacquer Furniture Inc.     208,800        783,000      32.1            $3.75/$3.75
3401 WEST PAPAGO                 Comfortex Window Fashions/           54,879        184,393       7.6            $3.31/$3.60
                                 Hunter Douglas
8813 & 8829-8841 BOEHNING LANE   Techcom, Inc.                        25,282        153,209       6.3      $5.55/$5.50 & $5.92/$5.50
8740 BOEHNING LANE               Indianapolis Newspapers, Inc.        20,400        100,980       4.1            $5.10/$5.50
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                               568,643     $2,206,854      90.5%
====================================================================================================================================
2008 TOTAL BASE RENT EXPIRING:   $2,438,525

(1)  Calculated based on the total rent expected to be collected by those tenants with leases expiring in 2008.

(2)  Based on certain information obtained from the related property appraisals.

                       SIGNIFICANT TENANTS ROLLING IN 2010

                                                                                               % OF 2010
                                                                   SQUARE FEET     ANNUAL      BASE RENT     PROPERTY RENT PSF/
PROPERTY NAME                                   TENANT               EXPIRING     BASE RENT   EXPIRING(1)   MARKET RENT PSFS(2)
-------------------------------------------------------------------------------------------------------------------------------

245 GREAT CIRCLE ROAD              Electrolux Major Appliances       327,195     $  961,953      46.1%       $      3.06/$3.25
5240 PANOLA INDUSTRIAL BOULEVARD   John H. Harland Company            33,001        291,069      13.9        $6.87/$4.25-$6.50
3845 CROWFARN DRIVE                ABX Air Cargo Services, Inc.      105,785        266,578      12.8        $      2.52/$2.50
2900 EARHART COURT                 Armor USA, Inc.                    46,288        234,680      11.2        $5.36/$5.00-$6.00
301 SOUTH NORTHPOINT DRIVE         Fujitsu Transaction Solutions      48,718        194,872       9.3        $      3.83/$3.75
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                               560,987     $1,949,152      93.4%
===============================================================================================================================
2010 TOTAL BASE RENT EXPIRING:     $2,086,660

(1)  Calculated based on the total rent expected to be collected by those tenants with leases expiring in 2010.

(2)  Based on certain information obtained from the related property appraisals.

                                    44 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          CABOT INDUSTRIAL PORTFOLIO V
--------------------------------------------------------------------------------

                          [MAP INDICATING LOCATIONS OF
        15 MORTGAGED PROPERTIES OF CABOT INDUSTRIAL PORTFOLIO V OMITTED]

                                    45 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                           CROWNE PLAZA METRO CHICAGO
--------------------------------------------------------------------------------

                [4 PHOTOS OF CROWNE PLAZA METRO CHICAGO OMITTED]

                                    46 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                           CROWNE PLAZA METRO CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL
   BALANCE:                  $51,500,000
CUT-OFF DATE PRINCIPAL
   BALANCE:                  $51,500,000
% OF POOL BY IPB:            1.6%
LOAN SELLER:                 CIBC Inc.
BORROWER:                    Mid City Plaza L.L.C.
SPONSOR:                     David M. Friedman
ORIGINATION DATE:            05/17/07
INTEREST RATE:               6.22000%
INTEREST-ONLY PERIOD:        N/A
MATURITY DATE:               06/01/12
AMORTIZATION TYPE:           Balloon
ORIGINAL AMORTIZATION:       360 months
REMAINING AMORTIZATION:      360 months
CALL PROTECTION:             L(24),Def(32),O(4)
CROSS-COLLATERALIZATION:     No
LOCK BOX:                    Cash Management Agreement
ADDITIONAL DEBT:             No
ADDITIONAL DEBT TYPE:        N/A
LOAN PURPOSE:                Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:              INITIAL        MONTHLY
                             ----------   --------------
TAXES:                       $  496,763   $       99,353
INSURANCE:                   $  181,883   $       18,188
ENGINEERING:                 $   20,938   $            0
FF&E(1):                     $   64,732   $       64,732
OTHER (A)(2):                $2,500,000   $            0
OTHER (B)(3):                $        0        Springing
OTHER (C)(4):                $  120,000   See Footnote 4

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset
TITLE(4):                    Fee/Leasehold
PROPERTY TYPE:               Hotel -- Full Service
ROOMS:                       398
LOCATION:                    Chicago, IL
YEAR BUILT/RENOVATED:        1968/2005
OCCUPANCY(5):                60.4%
OCCUPANCY DATE:              02/28/07
HISTORICAL NOI:
   2006:                     $4,650,280
TTM AS OF 02/28/07           $4,780,348
UW REVENUES(6):              $19,362,512
UW EXPENSES(6):              $13,675,741
UW NOI(6):                   $5,686,771
UW NET CASH FLOW(6):         $4,912,270
APPRAISED VALUE (AS-
   STABILIZED)(7):           $79,300,000
APPRAISAL DATE(7):           04/01/09

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/ROOM:      $129,397
CUT-OFF DATE LTV(7):             64.9%
MATURITY DATE LTV(7):            60.9%
UW IO DSCR:                       N/A
UW DSCR(6):                      1.30x

                   PROPERTY HISTORICAL OPERATING STATISTICS(8)

          OCCUPANCY                              ADR                             REVPAR
-----------------------------   ------------------------------------   ----------------------------------
 2005    2006    2007     UW     2005      2006      2007       UW      2005     2006     2007       UW
---------------------------------------------------------------------------------------------------------

45.6%   34.5%   60.4%   64.0%   $63.59   $146.58   $156.43   $165.00   $28.97   $50.59   $94.42   $105.60
---------------------------------------------------------------------------------------------------------

(1)  The borrower is required to deposit 1/12th of 4.0% of total revenues into the FF&E reserve on a monthly basis. In an Event of Default or a transfer of ownership, the borrower will be required to deposit into the FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues.

(2)  At closing the Sponsor, as additional collateral, deposited with the mortgagee $2,500,000 to be released in $500,000 increments on each 12-month anniversary of the origination date.

(3)  If the $6,500,000 recourse guarantee is released (as described in footnote
     6 below), and the loan subsequently produces a UW DSCR of less than 1.15x, lender will sweep all excess cash flow until the UW DSCR reaches 1.30x. At this point, any swept funds will be returned to the borrower, otherwise the funds shall remain in the account until the loan is paid in full. The UW
     DSCR will be monitored quarterly and based on trailing 12 month operating history.

(4)  The mortgaged property was originally developed in 1969 on land subject to a ground lease which expires in 2065. In 1984, the leasehold interest was sub-leased under a sublease for a term expiring in 2065 creating a sandwich lease. In February of 1999, the owner of the sub-leasehold interest (an entity controlled by the sponsor of the mortgage loan) negotiated a buy-out of the leased-fee interest created by the original ground lease for a price of $2,350,000. The sublease was not bought out as part of the February of
     1999 transaction; therefore borrower is the fee owner of the property and the sublessee under the sublease, subject to the ground lease and the sublease and the obligation to pay rent to the sublessor under the sublease. Upon expiration of the ground lease and the sublease in 2065, fee title to the property will be free and clear of the ground lease and the sublease and the obligation of the sublessee thereunder. Under the terms of the sublease, the borrower, as sublessee under the sublease, is obligated to make an annual lease payment to the sublessor equal to 2.5% of gross revenues with a minimum payment of $120,000 per year.

(5)  Occupancy represents the property's average occupancy over the trailing
     12-month period ending on the Occupancy Date.

(6)  The UW Revenues, UW Expenses, UW NOI, UW Net Cash Flow and UW DSCR is based upon a stabilized underwriting. The sponsor provided a $6,500,000 recourse guarantee until such time the property supports a 1.30x DSCR on a trailing
     12- month basis. The sponsor must secure his recourse guarantee with a cash deposit or letter of credit should his Net Worth fall below the outstanding loan balance and/or should his liquidity fall below 15% of the outstanding loan balance.

(7)  The Appraised Value, Appraisal Date, Cut-off Date LTV, and Maturity Date
     LTV are based upon the property stabilizing in April 2009. The As-Is
     Appraisal Value, Appraisal Date, Cut-Off Date LTV and Maturity Date LTV
     equal $73,700,000, March 26, 2007, 69.9% and 65.5%, respectively.

(8)  The information herein represents the trailing 12-months ending February
     28th for each respective year.

                                    47 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                           CROWNE PLAZA METRO CHICAGO
--------------------------------------------------------------------------------

THE LOAN. The Crowne Plaza Metro Chicago loan is secured by a first lien mortgage in a fee and subleasehold interest in a 398-room, full-service hotel located in Chicago, Illinois.

THE BORROWER. The borrower, Mid City Plaza L.L.C., is a single purpose entity that is owned by the following: Susan Friedman (30%), Gershon Bassman (19.6%),
Mid City Hospitality L.L.C. (10%) (which is 100% owned by David Friedman),
Hershel Herrendorf (9.99%), Judith Friedman (9.43%), Arthur Kohn (9.375%),
Bassman Beverly Trust (3.8%) Kenneth Neiman (3.1%), Ira Neiman Credit Trust
(1.9%), Jerome Reich, M.D. (1.9%), Adam & Melanie Sadur (0.65%) and Lisa Grill
(0.25%). David M. Friedman is the loan sponsor and the guarantor under the non-recourse carveouts.

David M. Friedman has been investing in real estate since the early 1970s. In
1979, Mr. Friedman created his own management and development company, F & F
Realty, Ltd, which currently owns and manages apartment residences, office space and hotels in the Chicago area. The firm currently manages four nationally franchised hotels, including the Crowne Plaza North Shore, the Holiday Inn
Express Palatine and the Double Tree Arlington Heights in addition to the Crowne
Plaza Metro Chicago.

THE PROPERTY(1),(2),(3). The Crowne Plaza Metro Chicago mortgaged property was originally developed in 1968 as a Holiday Inn and was operational in later years as a Quality Inn and a Rodeway Inn. The mortgaged property was closed for an extensive $27,800,000 renovation from June 2004 through June 2005 during which time the hotel was completely gutted and fully redesigned. Following these extensive renovations, the hotel's brand affiliation changed from a Rodeway Inn to a Crowne Plaza. As a part of the renovation, the property's room count declined from 406 rooms to its current room count of 398. The 398 guest rooms consist of 171 king rooms, 185 double/double rooms and 42 suites. The hotel contains a 220 seat full service restaurant, approximately 7,204 square feet of meeting space, a business center and a fitness center.

The mortgaged property contains an excess land parcel to its north that is currently in use as a surface parking lot for the hotel and provides 106 spaces.
A portion of this parking lot is slated for improvement with a residential condominium tower that would also include a parking garage with parking spaces for the residential tower and the hotel. The loan documents contain provisions for the release of this excess land from the collateral of the mortgage loan.

The hotel is accessable via Interstate 90/94, which runs immediately east of the hotel. The following demand generators are located within approximately 1.5 miles of the hotel: Greektown, Harpo Studios, University of Illinois Chicago
Campus, the United Center, Rush Medical Center, Sears Tower, Millenium Park,
Museum Campus, Soldier Field, the Navy Pier and the Magnificent Mile.

Based on the trailing-12 month period ending February 28, 2007, the mortgaged property achieved an occupancy, ADR and RevPar penetration of 84.5%, 87.1% and
73.6% respectively. The mortgaged property's market demand is segmented into commercial (60%), meeting and group (30%) and leisure (10%).

The property operates under a Franchise Agreement (originally executed in June of 1999 with an expiration date of July 15, 2015) with InterContinental Hotels
Group for the Crowne Plaza brand.

THE MARKET(3). The Crowne Plaza Metro Chicago property is located in Chicago,
Illinois. The greater Chicago area is served by a total of eight interstate highways (Interstate 90, 94, 294, 290, 55, 57, 80 and 88), which link the city with the surrounding suburbs and, on a broader basis, with the principal cities and concentrations of commercial development and population throughout the
Midwest. Air transportation is provided by O'Hare International Airport and
Midway Airport. O'Hare is located approximately 15 miles northwest of the property via Interstate 90. Midway Airport is situated approximately 10 miles southwest of the property, off Interstate 55. Chicago is the third-most populous city in the United States, behind New York and Los Angeles. As the headquarters of the nation's two largest food processors, two major commodities and futures exchanges (the Board of Trade and the Chicago Mercantile), and a multitude of domestic and international financing institutions, Chicago is considered to be the financial and industrial center of the Midwest, second only to New York City in the United States.

Within the property's competitive set of hotels (W Hotel Chicago City Center,
Marriott Chicago Medical District, Holiday Inn Chicago Mart Plaza, Hotel Allegro
and House of Blues Hotel Chicago), the overall occupancy rate ranged from 70.0%
to 76.0% for the 2006 calendar year (including the Crowne Plaza Metro Chicago mortgaged property). Occupancy increased from an average 2004 rate of 66.1% to
71.7% in 2006. During the same period, including the Crowne Plaza Metro Chicago,
ADR increased from an average of $143.60 to $177.17 (an increase of 23.4%) and
RevPar increased from an average of $94.94 to $126.98 (an increase of 33.7%).

PROPERTY MANAGEMENT. The property is managed by F & F Realty Ltd., an affiliate of the borrower.

(1)  Certain information was obtained from the Crowne Plaza Metro Chicago Smith
     Travel Research Report, dated February 28, 2007.

(2)  Release of the the excess land parcel is permitted as long as the mortgaged property supports an UW DSCR 1.30x on a trailing 12-month basis counting
     1/2 of the trailing 12-month parking income. Additionally, prior to the release, the borrower must replace at least 85 parking spaces. The
     Replacement Parking will be either (i) owned by the related Borrower, (ii)
     owned by an affiliate of the related borrower with a perpetual easement and right of use in favor of the related borrower and the mortgaged property or
     (iii) controlled by the related borrower through a perpetual easement. The annual expense of maintaining such replacement parking shall not exceed lesser of: (1) $290,000 or (2) the actual cost incurred in the occupancy, maintenance and operation of the parking spaces in the most recent calendar year. Replacement parking spaces must be located within a 3 block radius of the subject mortgaged property. The related borrower may lease replacement spaces on a temporary basis until such time as Replacement Parking becomes available on a permanent basis.

(3)  Certain information was obtained from the Crowne Plaza Metro Chicago appraisal, dated April 11, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    48 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                           CROWNE PLAZA METRO CHICAGO
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF CROWNE PLAZA METRO CHICAGO OMITTED]

                                    49 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             ST. JULIEN HOTEL & SPA
--------------------------------------------------------------------------------

                   [4 PHOTOS OF ST. JULIEN HOTEL & SPA OMITTED]

                                    50 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             ST. JULIEN HOTEL & SPA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $45,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $45,000,000
% OF POOL BY IPB:                 1.4%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         St. Julien Partners LLC
SPONSOR:                          Union Leasing Corp.
ORIGINATION DATE:                 03/30/07
INTEREST RATE:                    5.67450%
INTEREST-ONLY PERIOD:             24 months
MATURITY DATE:                    04/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  Yes
ADDITIONAL DEBT TYPE:             Approved Credit Line(1)
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:   INITIAL   MONTHLY
                    -------   -------
TAXES:              $55,753   $55,753
INSURANCE:          $38,426   $ 9,607
CAPEX:              $     0   $61,170
FF&E:               $     0   $     0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:   Single Asset
TITLE(2):                 Fee/Leasehold
PROPERTY TYPE:            Hotel -- Full Service
ROOMS:                    201
LOCATION:                 Boulder, CO
YEAR BUILT/RENOVATED:     2005
OCCUPANCY(3):             74.4%
OCCUPANCY DATE(3):        01/31/07
HISTORICAL NOI:
  2005(4):                $1,283,099
  2006:                   $4,291,000
TTM AS OF 01/31/07:       $4,586,592
UW REVENUES:              $19,991,879
UW EXPENSES:              $14,879,789
UW NOI:                   $5,112,090
UW NET CASH FLOW:         $4,312,414
APPRAISED VALUE:          $67,100,000
APPRAISAL DATE:           02/07/07

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/ROOM:   $223,881
CUT-OFF DATE LTV:             67.1%
MATURITY DATE LTV:            59.0%
UW IO DSCR:                   1.67x
UW DSCR:                      1.38x

                   PROPERTY HISTORICAL OPERATING STATISTICS(5)

     OCCUPANCY                    ADR                          REVPAR
-------------------   ---------------------------   ---------------------------
2005   2006    UW       2005      2006       UW       2005      2006       UW
-------------------------------------------------------------------------------
60.1%  73.5%  74.9%   $182.27   $199.78   $211.49   $109.47   $146.85   $158.41

(1)  The borrower has the ability to incur unsecured trade and operational debt with trade creditors and maintain a $6,000,000 line of credit with Colorado
     Business Bank; provided, however, it has agreed to not allow its outstanding principal balance to exceed $4,000,000 at any one time. This credit line was subordinated to the mortgage loan under a subordination and standstill agreement at closing.

(2)  In addition to the leasehold interest, the mortgaged property is secured by the related borrower's fee interest in two condominium units (Unit HG
     (Hotel Garage) and Unit H (Hotel)) in a three-unit condominium.

(3)  Occupancy represents the mortgaged property's average occupancy over the trailing 12-month period ending on the Occupancy Date.

(4)  The mortgaged property opened for business in March of 2005 and the NOI
     2005 figure represents a partial year of operation.

(5)  With respect to the 2005 operating statistics, such numbers were based on a
     10-month period given the property opened in March of 2005.

                                    51 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             ST. JULIEN HOTEL & SPA
--------------------------------------------------------------------------------

THE LOAN. The St. Julien Hotel & Spa mortgage loan is secured by a first lien mortgage in a fee/leasehold interest in a 201-room, full-service hotel located in Boulder, Colorado.

THE BORROWER. The borrower is St. Julien Partners LLC, a special purpose entity owned and managed by Union Leasing Corp.

THE PROPERTY(1). The St. Julien Hotel & Spa mortgaged property is a boutique, full-service hotel with 201 rooms (including 11 suites) situated on approximately 2.80 acres in Boulder, Colorado. The mortgaged property was built in 2005. The mortgaged property is a mid-rise, four-story, single building structure. Additional amenities include approximately 8,708 square feet of meeting space, a restaurant, a 24-hour business center, T-Zero internet lounge, gift shop, approximately 100 parking spaces, a full-service spa with approximately 10,000 square feet of space, indoor swimming pool, whirlpool and outside terrace.

The guestrooms feature one king-sized, four-poster bed or two queen-sized, two poster beds, an entertainment armoire with a 32-inch flat, wide-screen television, a work desk with a chair, an armchair, bedside tables, a wet bar with coffeemaker, a safe and minibar and an ironing board and iron.
Additionally, in-room amenities include high-speed Internet access and a telephone with voicemail and data port.

The mortgaged property is located approximately 27 miles northwest of Denver,
Colorado in the foothills of the Rocky Mountains. The hotel benefits from its location within downtown Boulder as it is within walking distance from a large number of retail services and amenities including the Pearl Street Mall. The most densely developed area surrounding the hotel is on the Walnut Street side, featuring a mix of restaurants, retail and office facilities. These establishments include the Heritage Bank building that also houses the offices of AG Edwards and Maxim Financial, and restaurants including the Boulder Chop
House, the DiNapoli Ristorante, Amante Coffee and Brasserie 1010. Additionally,
several redevelopment projects have been completed and several are underway within the mortgaged property's immediate neighborhood. These developing projects include mixed-use developments characterized by underground parking, restaurants and retail space on the main level and office space and condos on the upper level. The mortgaged property is in close proximity to the University of Colorado and has unobstructed views of Boulder's signature mountain range, the Flatirons. Lastly, the mortgaged property is well served by the Denver
International Airport, which is located approximately 45 miles to the southeast from the hotel.

THE MARKET(1). The mortgaged property is located within the Boulder metropolitan statistical area ("MSA") in downtown Boulder, Colorado. The University of
Colorado is the MSA's largest employer and the Boulder MSA is the home of the regional offices for several multinational corporations, including Sun
Microsystems, IBM, Level 3 Communications and Seagate Technology. The historic
Pearl Street pedestrian mall is the MSA's most unique shopping district and is a destination for many tourists in the Boulder area as it contains an eclectic offering of shops, restaurants and entertainment venues. Additionally, approximately one mile east of the Pearl Street Mall is a new retail district called Twenty Ninth Street and offers a variety of local and national upscale specialty stores, restaurants, approximately 150,000 square feet of Class "A"
office space and several entertainment venues.

According to a monthly market analysis report, dated January 31, 2007, within the property's competitive set of hotels (Millenium Hotels Harvest House
Boulder, Hotel Boulderado, Marriott Boulder, Westin Westminister, Omni
Interlocken Resort and Renaissance Boulder Suites), annual occupancies for the related hotels have remained stable (56.6% in 2005 year-to-date to 55.0% in 2006 year-to-date). Additionally, ADR for the competitive set has risen from $110.66 in 2005 year-to-date to $124.86 in 2006 year-to-date. Like occupancy and ADR,
RevPAR for the competitive set increased from $62.67 in 2005 year-to-date to
$68.73 in 2006 year-to-date. For 2006 year-to-date, The St. Julien Hotel & Spa's
ADR ($162.43) and RevPAR ($86.36) numbers are significantly higher than the property's competitive set of hotels.

PROPERTY MANAGEMENT. The mortgaged property is managed by St. Julien Hotel
Company LLC, a Colorado limited liability company, under a management agreement that terminates five years after the commencement date. However, the management agreement will be automatically extended for up to five one-year extension periods unless prior notice is given by either party within the 60th day prior to the expiration of the then current term. The property manager is an affiliate of the borrower.

(1)  Certain information was obtained from the St. Julien Hotel & Spa mortgaged property appraisal, dated February 21, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    52 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             ST. JULIEN HOTEL & SPA
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF ST. JULIEN HOTEL & SPA OMITTED]

                                    53 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             MARRIOTT -- FARMINGTON
--------------------------------------------------------------------------------

                  [2 PHOTOS OF MARRIOTT -- FARMINGTON OMITTED]

                                    54 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             MARRIOTT -- FARMINGTON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $44,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $43,879,038
% OF POOL BY IPB:                 1.3%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Columbia Properties
                                  Hartford, LLC
SPONSOR:                          Columbia Sussex
                                  Corporation
ORIGINATION DATE:                 02/27/07
INTEREST RATE:                    5.87000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    03/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           357 months
CALL PROTECTION:                  L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   ---------
TAXES:                            $142,000     $35,500
INSURANCE(1):                     $ 94,629     $     0
FF&E(2):                          $ 54,491     $54,491
OTHER(3):                         $      0   Springing

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            381
LOCATION:                         Farmington, CT
YEAR BUILT/RENOVATED:             1982/2006
OCCUPANCY(4):                     56.7%
OCCUPANCY DATE:                   03/31/07
HISTORICAL NOI:
   2005:                          $5,536,940
   2006:                          $4,938,738
UW REVENUES:                      $16,387,198
UW EXPENSES:                      $11,270,121
UW NOI:                           $5,117,077
UW NET CASH FLOW:                 $4,461,589
APPRAISED VALUE
   (AS-STABILIZED)(5):            $61,100,000
APPRAISAL DATE(5):                01/01/09

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/ROOM:           $115,168
CUT-OFF DATE LTV(5):                  71.8%
MATURITY DATE LTV(5):                 60.9%
UW IO DSCR:                            N/A
UW DSCR:                              1.43x

                   PROPERTY HISTORICAL OPERATING STATISTICS(6)

        OCCUPANCY(6)                             ADR                                REVPAR
-----------------------------   -------------------------------------   ---------------------------------
 2005    2006    2007     UW      2005      2006      2007       UW       2005    2006     2007      UW
---------------------------------------------------------------------------------------------------------

72.8%   62.2%   56.7%   62.0%   $113.60   $119.72   $124.05   $128.00   $82.68   $74.42   $70.35   $79.36

(1)  50% of the yearly insurance premiums were collected at closing. This is a static amount and the related borrower will be responsible for paying the premium. Notwithstanding, if there is an Event of Default or the related borrower fails to pay the premiums when due or fails to provide evidence to the mortgagee that such payments have been made, the mortgagee can require the borrower to place 1/12th of the annual insurance premiums into the impound account on a monthly basis.

(2)  The borrower is required to deposit 1/12th of 4.0% of total revenues into the FF&E reserve on a monthly basis, which monthly amount will be reset on
     May 1st of each base year. Upon an Event of Default or a transfer of ownership, the borrower will be required to deposit into the FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues or the amount required to be deposited under the franchise agreement. At closing, Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(3)  Should Columbia Sussex no longer be in control of the related borrower and the loan subsequently produces an UW DSCR of less than 1.15x for two consecutive quarters, the mortgagee will sweep all excess cash flow until the property achieves a 1.30x UW DSCR for two consecutive quarters.

(4)  Occupancy represents the property's average occupancy over the trailing 12 month period ending on the Occupancy Date.

(5)  The Appraised Value, Appraisal Date, Cut-off Date LTV, and Maturity Date
     LTV are based upon the property stabilizing in January 2009. The As-Is
     Appraisal Value, Appraisal Date, Cut-Off Date LTV and Maturity Date LTV
     equal $56,800,000, January 1, 2007, 77.3% and 65.5%, respectively.

(6)  The information herein represents the trailing 12-months ending March 31,
     2007 for each respective year. The decline in occupancy between 2005 and
     2007 is a result of rooms being taken off line between June 2005 and April
     2006 due to a major renovation program and new supply entering the market
     (405 room Marriot Hartford and 119 room Courtyard by Marriott Farmington).

                                    55 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             MARRIOTT -- FARMINGTON
--------------------------------------------------------------------------------

THE LOAN. The Marriott -- Farmington loan is secured by a first lien mortgage in a fee interest in a 381-room, full-service hotel located in Farmington,
Connecticut.

THE BORROWER. The borrower, Columbia Properties Hartford, LLC, is a single purpose entity that is 100% owned by CSC Holdings, LLC. CSC Holdings, LLC is 99%
owned by 1998 William J. Yung & Martha A. Yung Family Trust as a non-managing member and 1% owned by Columbia Sussex Corporation as a managing member.
Columbia Sussex Corporation is the loan sponsor and the guarantor under the non-recourse carveouts.

THE SPONSOR. Columbia Sussex Corporation, formed in 1972 by William J. Yung, owns 83 hotels and casinos (32,202 rooms) in 33 states and in Saint Maarten,
Grand Cayman and Canada. Columbia Sussex Corporation operates a total of 40
Marriott Franchise hotels (approximately 12,020 rooms) and is the largest franchisee of full service Marriott hotels in the United States.

THE PROPERTY(1),(2). The Marriott -- Farmington opened in 1982 as a Marriott.
Between 2005 and 2006, approximately $4,500,000 was spent on renovations to the mortgaged property's meeting space, guest rooms (floors, bathrooms, furniture, fixtures, bedding package, window treatments and carpet), general building (new central fire alarm system and sprinkler system), lobby, restaurant and lounge, pool and parking lot. Overall, the improvements consist of two interconnected buildings. A four-story main building contains 306 guestrooms. This building consists of four interconnected wings (A, B, C and D) which are built around a central outdoor swimming pool. A second standalone building (known as the "E"
wing) features three-stories, and houses the hotel's remaining 75 rooms. These two buildings are interconnected by an internal walkway. A parking garage featuring approximately 107 spaces is located on the ground level below the guestrooms in the "E" wing in addition to 420 surface spaces. The guest rooms consist of 201 king rooms, 175 double/double rooms, 3 one-bedroom suites and 2 two-bedroom suites. The hotel contains a 150 seat, full-service restaurant, a
114 seat lounge, approximately 13,736 square feet of meeting space, a fitness center, business center, and indoor and outdoor pool, a jogging trail and two tennis courts.

The Marriott -- Farmington is located within the Farm Springs office park in the
Township of Farmington in Hartford county. Office buildings and green areas surround the hotel. Major tenants in the office park include United
Technologies, Otis Elevators, Carrier Corporation, Hartford Insurance Group and
Royal and Sun Alliance.

Based on the trailing 12-month period ending March 31, 2007, the mortgaged property achieved an occupancy rate, ADR and RevPAR penetration of 102.4%,
111.1% and 113.8.0%, respectively. The mortgaged property's market demand is segmented into commercial (70%), meeting and group (25%) and leisure (5%).

The mortgaged property operates under a long-term, 20-year franchise agreement
(originally executed on January 6, 2005) with Marriott International, Inc.

THE MARKET(2). The Marriott -- Farmington is located approximately 10 miles southwest of downtown Hartford, along Interstate 84 in Farmington, Connecticut.
The mortgaged property's lodging market is defined as the Greater Hartford market and consists of the upscale full-service and focused-service lodging facilities located within the Farmington, Cromwell and Downtown Hartford submarkets. Recent changes in supply to the greater market include the closing and subsequent re-opening of the 392-room Hilton Hartford, and the opening of the 405-room Marriott Harford and the opening of the 119-room Courtyard
Farmington. Since 2000, market occupancies within this market have remained in the mid-to-low 60% range with ADR growing 11.8% from 2000 to the year-to-date period ending October 2006. Furthermore, ADR has increased by 13.1% for the
Year-to-Date period ending October 2006 versus the same period in 2005. During this same period, RevPAR has grown 7.5% to $73.19 from $68.08.

In 2006, the Marriott -- Farmington's primary competitors (Marriott Hartford,
Hilton Hartford, Crowne Plaza Hartford, Sheraton East Hartford and Courtyard
Farmington) achieved an overall occupancy of 60.2% at an average rate of
$122.87, yielding a RevPAR of $73.95.

PROPERTY MANAGEMENT. The mortgaged property is managed by Columbia Sussex
Corporation, an affiliate of the borrower.

(1)  Certain information was obtained from the Marriott -- Farmington Smith
     Travel Research Report, dated March 31, 2007.

(2)  Certain information was obtained from the Marriott -- Farmington appraisal, dated December 20, 2006. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    56 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             MARRIOTT -- FARMINGTON
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF MARRIOTT -- FARMINGTON OMITTED]

                                    57 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             DOUBLETREE GUEST SUITES
--------------------------------------------------------------------------------

                  [3 PHOTOS OF DOUBLETREE GUEST SUITES OMITTED]

                                    58 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             DOUBLETREE GUEST SUITES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:      $39,800,000
CUT-OFF DATE PRINCIPAL
   BALANCE:                      $39,800,000
% OF POOL BY IPB:                1.2%
LOAN SELLER:                     JPMorgan Chase Bank, N.A.
BORROWER:                        Plymouth Meeting Crescent Hotel
                                 LP
SPONSOR:                         The LCP Group, L.P. & Crescent
                                 Hotels & Resorts, LLC
ORIGINATION DATE:                05/04/07
INTEREST RATE:                   5.60250%
INTEREST-ONLY PERIOD:            60 months
MATURITY DATE:                   06/01/17
AMORTIZATION TYPE:               Balloon
ORIGINAL AMORTIZATION:           360 months
REMAINING AMORTIZATION:          360 months
CALL PROTECTION:                 L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:         No
LOCK BOX:                        Cash Management Agreement
ADDITIONAL DEBT:                 $3,356,000
ADDITIONAL DEBT TYPE:            Mezzanine Loan
LOAN PURPOSE:                    Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                 ----------   -------
TAXES:                           $  375,365   $41,707
INSURANCE:                       $  147,309   $12,810
CAPEX:                           $        0   $45,479
ENGINEERING:                     $   94,375   $     0
OTHER(1):                        $3,316,000   $     0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:                           Fee
PROPERTY TYPE:                   Hotel -- Full Service
ROOMS:                           253
LOCATION:                        Plymouth Meeting, PA
YEAR BUILT/RENOVATED:            1987/2005
OCCUPANCY(2):                    71.3%
OCCUPANCY DATE(2):               01/31/07
HISTORICAL NOI:
   2005:                         $3,758,396
TTM AS OF (01/31/07):            $3,857,539
UW REVENUES:                     $13,643,723
UW EXPENSES:                     $9,208,278
UW NOI(3):                       $4,435,445
UW NET CASH FLOW:                $3,889,696
APPRAISED VALUE (AS-
   STABILIZED)(4):               $52,600,000
APPRAISAL DATE(4):               03/20/08

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/ROOM:          $157,312
CUT-OFF DATE LTV(4):                 75.7%
MATURITY DATE LTV(4):                70.4%
UW IO DSCR:                          1.72x
UW DSCR:                             1.42x

                   PROPERTY HISTORICAL OPERATING STATISTICS(5)

           OCCUPANCY                              ADR                              REVPAR
------------------------------   -------------------------------------   ----------------------------------
 2004    2005    2006     UW       2004      2005      2006       UW      2004     2005     2006       UW
-----------------------------------------------------------------------------------------------------------

74.4%   73.8%   70.3%   72.00%   $121.00   $131.56   $139.32   $150.00   $90.03   $97.13   $97.96   $108.00

(1)  The $3,316,000 amount represents the related borrower's planned property improvements for the mortgaged property. Upon the mortgagee's receipt of evidence that the borrower's property improvement plan improvement has been completed, the mortgagee will release these funds to the borrower.

(2)  Occupancy represents the mortgaged property's average occupancy over the trailing 12-month period ending on the Occupancy Date.

(3)  The increase in underwritten NOI is attributable to anticipated improvements to Occupancy and ADR related to the related borrower's dedication to remodeling the mortgaged property. Since 2003, approximately
     $3.5 million has been spent in renovations on the interior of the guestrooms, meeting rooms, common areas, lobby, restaurant and lounge and minor roof and pool repairs. Additionally, there are plans for additional renovations for the mortgaged property over the next year at a total cost of approximately $2.8 million.

(4)  The appraised value presented is based on the "as-stabilized" value and not the "as-is" value. The "as-is" value is $47,800,000, which represents a
     Cut-off Date LTV of 83.3% and a Maturity Date LTV of 77.5%. Incorporating
     the $3.3 million holdback for planned property improvements, the resulting
     Cut-off Date LTV and Maturity Date LTV equate to 77.9% and 72.4%, respectively.

(5)  According to the Doubletree Guest Suites operating statements, dated
     December 31, 2006, the information presented represents the trailing
     12-month period ending on the Occupancy Date.

                                    59 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                             DOUBLETREE GUEST SUITES
--------------------------------------------------------------------------------

THE LOAN. The Doubletree Guest Suites loan is secured by a first-lien mortgage in a fee interest in a 253-room full-service hotel located in Plymouth Meeting,
Pennsylvania.

THE BORROWER. The related borrower is Plymouth Meeting Crescent Hotel LP, a special-purpose entity controlled by LCG Group, L.P. LCP Group, L.P. is a private real estate advisory firm that has been acquiring, syndicating and overseeing major real estate properties since 1973 and is a major investor in
Crescent Hotels & Resorts, the property manager of the mortgaged property.
Additionally, in 1993, LCP Group, L.P. created Lexington Corporate Properties
Trust, a NYSE-listed REIT (NYSE: "LXP").

THE PROPERTY. The mortgaged property is a 253-room, full-service hotel built in
1987 and situated on an approximately 7.90 acre site in Plymouth Meeting,
Pennsylvania. Additional amenities in the hotel include an indoor pool, fitness center, the Brandywine Hunt Club and Grille, the Atrium Lounge, business center and meeting/banquet space.

The guestrooms are located on all seven floors of the mortgaged property and are in various stages of renovation and will include new hard and soft goods including drapes, bedding, tables, wallpaper, wall-prints, chairs, tables, new flat panel televisions, armoires, dressers and lighting. There are 202 guestrooms with king-sized beds, 48 of the guestrooms have two double beds and three of the guestrooms are specifically designed for handicap guests.

Since 2003, approximately $3.5 million has been spent in renovations on the interior of the guestrooms, meeting rooms, common areas, lobby, restaurant and lounge and minor roof and pool repairs. Additionally, there are plans for additional renovations for the mortgaged property over the next year at a total cost of approximately $2.8 million.

THE MARKET(1). The Doubletree Guest Suites mortgaged property is located in the township of Plymouth Meeting, which is approximately 15 miles northwest of the
Philadelphia central business district. Several interstates provide excellent access to the mortgaged property, including Interstate Highway 476, Interstate
Highway 76 and Interstate Highway 276. The mortgaged property is located across the street from Plymouth Meeting Mall, a 110-store regional mall anchored by
Macy's. Further, the hotel is located along Germantown Pike, a main, four-lane roadway which accommodates approximately 38,000 vehicles daily. Hotel demand for the neighborhood is primarily generated by a heavy concentration of office development, as well as retail shopping opportunities provided by nearby
Plymouth Meeting Mall.

According to a recent monthly market analysis report, dated January 31, 2007, there are six hotel properties that are considered direct competitors of the mortgaged property. This competitive set has a total of 1,239 guestrooms: Valley
Forge Suites (229 guestrooms), Courtyard Philadelphia Plymouth Meeting (157 guestrooms), Marriott Philadelphia West (286 guestrooms), Hyatt Summerfield
Suites Plymouth Meeting (131 guestrooms), Radnor Hotel (171 guestrooms) and
Sheraton Hotel Park Ridge & Conference Center (265 guestrooms). Collectively, for this competitive set, occupancy, ADR and RevPAR numbers for 2006 running
12-months were approximately 68.5%, $130.06 and $89.10, respectively. For 2006 running 12-months, the Doubletree Guest Suite's occupancy, ADR and RevPAR numbers were significantly higher at 72.1%, $133.55 and $96.27, respectively.
According to the appraisal, with respect to the greater Philadelphia lodging market, occupancy has remained relatively stable since 2004 ranging from approximately 69.1% to 70.8%. Additionally, both ADR and RevPAR for the
Philadelphia hotel segment has been steadily increasing each year since 2003 and such trends are expected to continue through 2012.

PROPERTY MANAGEMENT. The mortgaged property is managed by Crescent Hotels &
Resorts ("Crescent"). Crescent operates asset management hotels under the various flags associated with Marriott, Holiday Inn, Ramada, Comfort Inn,
Quality Inn, Candlewood Suites, Cendant and Choice, as well as independent properties. Crescent also operates hotels for third-party investors and lenders, and is actively pursuing additional acquisitions and management contracts.
Crescent currently owns or operates 35 upscale and mid-market hotels and resorts with approximately 5,400 rooms in 18 states.

(1)  Certain information was obtained from the Doubletree Guest Suites mortgaged property appraisal, dated March 20, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    60 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                            DOUBLETREE GUEST SUITES
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF DOUBLETREE GUEST SUITES OMITTED]

                                    61 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                       TEMPLE U HEALTH SYSTEM HEADQUARTERS
--------------------------------------------------------------------------------

            [2 PHOTOS OF TEMPLE U HEALTH SYSTEM HEADQUARTERS OMITTED]

                                    62 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                       TEMPLE U HEALTH SYSTEM HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $38,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $38,000,000
% OF POOL BY IPB:                 1.2%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Hunting Fox Associates III, L.P.
SPONSOR(1):                       Preferred Real Estate
                                  Investments, Inc.
ORIGINATION DATE:                 04/19/07
INTEREST RATE:                    5.74350%
INTEREST-ONLY PERIOD:             60 months
MATURITY DATE:                    05/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                   INITIAL    MONTHLY
                                  ----------   -------
TAXES:                            $    7,990    $2,663
INSURANCE:                        $   55,210    $5,521
CAPEX:                            $        0    $4,427
ENGINEERING:                      $  161,346    $    0
OTHER(2):                         $4,560,435    $    0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- Suburban
SQUARE FOOTAGE:                   265,634
LOCATION:                         Philadelphia, PA
YEAR BUILT/RENOVATED:             1920/2006
OCCUPANCY(3):                     89.8%
OCCUPANCY DATE:                   06/01/07
NUMBER OF TENANTS:                1
UW REVENUES:                      $3,951,703
UW EXPENSES:                      $668,551
UW NOI:                           $3,283,152
UW NET CASH FLOW:                 $3,097,209
APPRAISED VALUE:                  $48,000,000
APPRAISAL DATE:                   10/26/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:             $143
CUT-OFF DATE LTV:                 79.2%
MATURITY DATE LTV:                73.8%
UW IO DSCR:                       1.40x
UW DSCR:                          1.16x

                               SIGNIFICANT TENANTS

                                           RATINGS     SQUARE    % OF   BASE RENT
TENANT NAME                             MOODY'S/S&P     FEET     GLA       PSF      LEASE EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------

TEMPLE UNIVERSITY HEALTH SYSTEM, INC.      Ba2/NR     265,634   100.0%    $13.00           2021(4)

(1)  The carve out guarantors of the related borrower are Michael O'Neil, Nimish
     Sanghrajka and Erik Kolar. Michael O'Neil and Ninish Sanghrajka are each executives at Preferred Real Estate Investments, LLC.

(2)  Under the terms of the related mortgage loan documents, the borrower has deposited with the mortgagee $200,000 for certain green space allowance funds, $900,000 for certain tax credit funds and $3,460,435 for the maximum amount of free rent claimed by Temple University Health System Inc.
     ("Temple") under its lease. Upon satisfaction of certain conditions set forth in the related loan documents, the mortgagee will release these funds to Temple or the borrower if the borrower has paid such amounts directly to
     Temple.

(3)  Temple U Health System, Inc. currently occupies approximately 238,493 square feet at the mortgaged property and has the option under its lease to occupy the remaining approximately 27,141 square feet of the mortgaged property in 2010.

(4)  Temple U Health System, Inc. has two extension options of 5 years each at the end of the initial term of the lease. Further, for historic tax credit purposes, the mortgaged property is subject to a master lease between the related borrower and Hunting Fox TCI III, L. P. that extends through 2034.
     The tenant has the option to terminate the lease on the 7th and 10th years of the lease term with not less than 365 days notice and payment of additional costs totaling $8.8 million and $6.28 million if exercised in the 7th and 10th year, respectively.

                                    63 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                       TEMPLE U HEALTH SYSTEM HEADQUARTERS
--------------------------------------------------------------------------------

THE LOAN. The Temple U Health Systems Headquarters mortgage loan is secured by a first lien mortgage in a fee interest in a four-story, Class "A" office building containing approximately 265,634 square feet of net rentable area located in
Philadelphia, Pennsylvania.

THE BORROWER. The borrower, Hunting Fox Associates III, L.P., is sponsored by
Preferred Real Estate Investments, Inc. ("Preferred"). Preferred is a
diversified investment firm with more than $1.5 billion in assets under management. Preferred acquires real estate investments including operating business entities, development land, and commercial real estate and has developed over 17 million square feet of commercial/industrial space. Preferred currently manages a portfolio of over 12 million square feet. The carve out guarantors are Michael O'Neil (CEO of Prefered Real Estate Investments), Nimish
Sanghrajka (Chariman of Prefered Real Estate Investments) and Erik Kolar.

THE PROPERTY. The Temple U Health Systems Headquarters mortgaged property is a four-story Class "A" office building which contains approximately 265,634 square feet located in Philadelphia, Pennsylvania. The mortgaged property is part of the Budd Commerce Center, a conglomeration of 20 buildings totaling over 2.4 million square feet on approximately 75 acres located in the Allegheny West section of Philadelphia. The building was constructed in 1920, and was renovated in 2006 as part of an urban redevelopment of the site at which time over $28 million was invested in the improvements.

The Bud Commerce Center is occupied by many regional and national tenants including GRM Information Systems, Fresenius Medical Care, and the Salvation
Army. The Salvation Army is in the process of developing a community center, due to open in 2008, on an approximate 12.4 acre section of the Budd site which will include an educational center, aquatics center, gymnasium and performing arts center. Other developments in the planning stages at the Bud site include additional office space, multifamily housing, and a gaming facility developed by
Trump Entertainment.

The Allegheny West section of Philadelphia is located in upper North
Philadelphia, and is easily accessed via Route 1, Interstate 76, Roosevelt
Boulevard and the Schuylkill Expressway. Additionally, the mortgaged property is located within three blocks of the Broad Street subway stop and the community is serviced by seven bus lines operated by SEPTA. Development plans are in progress for a new SEPTA rail station adjacent to the property.

SIGNIFICANT TENANTS. Temple University Health System, Inc. ("Temple") is a
network of academic and community hospitals founded in 1892 associated with the
Temple University School of Medicine which provides primary and secondary healthcare services to residents in the Philadelphia County area. Temple provides nationally recognized expertise in Pulmonolgy, Cardiology, Sports
Medicine and other specialty fields, and is a significant provider of emergency and pediatric care to the Philadelphia community. Temple is the sole tenant at the property and has a lease extending through 2021, with two successive extension options with terms of five years each. The healthcare provider's master lease was signed in 2005 and the company has been in occupancy since
April of 2007, at which time Temple consolidated all of its administrative offices to this location in an effort to expand patent care capacity in other facilities. The property was developed as a single tenant facility for Temple, but is readily convertible to allow for multi-tenant use.

THE MARKET(1). The Temple U Health Systems Headquarters mortgaged property is located in the Philadelphia non-CBD office market, which consists of approximately 23.4 million square feet located outside of the Center City area of Philadelphia. Within the non-CBD market the mortgaged property is located in the North Philadelphia submarket which contains approximately 12.7 million square feet of net rentable area.

As of Q3 2006 the submarket exhibited occupancy of approximately 85.1%, whereas the overall Philadelphia market had an 86.7% occupancy rate in the same period.
The average quoted asking rental rate for Class "A" office space throughout the
Philadelphia market as of Q3 2006 was approximately $24.02 per square foot, while within the suburban submarkets the average quoted rate was approximately
$20.90 per square foot. The property has an average rental rate of $13.00 per square foot, and is approximately 89.8% occupied.

THE PROPERTY MANAGEMENT. The mortgaged property is managed by Preferred Asset
Management, LLC, an affiliate of the borrower.

(1)  Certain information was obtained from the Temple U Health System
     Headquarters mortgaged property appraisal, dated October 26, 2006. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    64 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                      TEMPLE U HEALTH SYSTEM HEADQUARTERS
--------------------------------------------------------------------------------

    [MAP INDICATING LOCATION OF TEMPLE U HEALTH SYSTEM HEADQUARTERS OMITTED]

                                    65 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                               MARRIOTT -- MEMPHIS
--------------------------------------------------------------------------------

   [2 PHOTOS AND 1 MAP INDICATING THE LOCATION OF MARRIOTT -- MEMPHIS OMITTED]

                                    66 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              MARRIOTT -- MEMPHIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $38,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $38,000,000
% OF POOL BY IPB:                 1.2%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         CP Memphis Properties, LLC
SPONSOR:                          Columbia Sussex Corporation
ORIGINATION DATE:                 04/26/07
INTEREST RATE:                    5.82000%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    05/01/17
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   ---------
TAXES:                            $184,716     $36,943
INSURANCE(1):                     $ 49,175     $     0
FF&E(2):                          $ 43,870     $43,870
OTHER(3):                         $      0   Springing

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            319
LOCATION:                         Memphis, TN
YEAR BUILT/RENOVATED:             1986/2005
OCCUPANCY(4):                     68.1%
OCCUPANCY DATE:                   03/31/07
HISTORICAL NOI:
   2006:                          $3,686,779
TTM AS OF 02/28/07                $3,817,379
UW REVENUES:                      $13,160,880
UW EXPENSES:                      $9,041,827
UW NOI:                           $4,119,053
UW NET CASH FLOW:                 $3,592,618
APPRAISED VALUE
   (AS-STABILIZED)(5):            $50,600,000
APPRAISAL DATE(5):                04/01/08

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/ROOM:           $119,122
CUT-OFF DATE LTV(5):                  75.1%
MATURITY DATE LTV(5):                 75.1%
UW DSCR(6):                           1.60x

                   PROPERTY HISTORICAL OPERATING STATISTICS(7)

         OCCUPANCY                          ADR                                 REVPAR
-------------------------   ------------------------------------   ---------------------------------
2005   2006   2007    UW     2005      2006      2007       UW      2005     2006     2007      UW
----------------------------------------------------------------------------------------------------

65.7%  67.4%  68.1%  68.0%  $98.20   $100.72   $111.27   $120.00   $64.51   $67.92   $75.81   $81.60

(1)  50% of the yearly insurance premiums were collected at closing. This is a static amount and the related borrower will be responsible for paying the premium. Notwithstanding, if there is an Event of Default or the related borrower fails to pay the premiums when due or fails to provide evidence to the mortgagee that such payments have been made, the mortgagee can require the borrower to place 1/12th of the annual insurance premiums into the impound account on a monthly basis.

(2)  The borrower is required to deposit 1/12th of 4.0% of total revenues into the FF&E reserve on a monthly basis, which monthly amount will be reset on
     May 1st of each year. Upon an Event of Default or a transfer of ownership, the borrower will be required to deposit into the FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues or the amount required to be deposited under the franchise agreement. At closing,
     Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(3)  Should Columbia Sussex no longer be in control of the borrower and the loan subsequently produces an UW DSCR of less than 1.15x on a 30-year amortization schedule for two consecutive quarters, the mortgagee will sweep all excess cash flow until the property achieves a 1.25x UW DSCR for two consecutive quarters on a 30-year amortization schedule.

(4)  Occupancy represents the property's average occupancy over the trailing
     12-month period ending on the Occupancy Date.

(5)  The Appraised Value, Appraisal Date, Cut-off Date LTV, and Maturity Date
     LTV are based upon the property stabilizing in April 2008. The As-Is
     Appraisal Value, Appraisal Date, Cut-Off Date LTV and Maturity Date LTV
     equal $49,100,000, April 1, 2007, 77.4% and 77.4%, respectively.

(6)  The UW DSCR on a 30-year amortization schedule equals 1.34x.

(7)  The information herein represents the trailing 12-months ending March 31,
     2007 for each respective year.

                                    67 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              HARRISBURG PORTFOLIO
--------------------------------------------------------------------------------

                 [4 PHOTOS AND 1 MAP INDICATING THE LOCATION OF
          VARIOUS MORTGAGED PROPERTIES OF HARRISBURG PORTFOLIO OMITTED]

                                    68 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              HARRISBURG PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $36,500,000
CUT-OFF DATE PRINCIPAL BALANCE:   $36,500,000
% OF POOL BY IPB:                 1.1%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Harrisburg Realty Associates LP
                                  and Camp Hill Realty Associates LP
SPONSOR:                          Jacob Weinreb
ORIGINATION DATE:                 03/30/07
INTEREST RATE:                    5.86027%
INTEREST-ONLY PERIOD:             60 months
MATURITY DATE:                    04/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX(1):                      Cash Management Agreement
ADDITIONAL DEBT:                  $3,500,000
ADDITIONAL DEBT TYPE:             Mezzanine Loan
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                   INITIAL    MONTHLY
                                  ----------   -------
TAXES:                            $  331,814   $40,474
INSURANCE:                        $   18,621   $56,207
CAPEX:                            $    5,942   $ 5,942
TI/LC:                            $   22,281   $22,281
OTHER(2):                         $2,320,655   $     0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Office -- Suburban
SQUARE FOOTAGE:                   356,502
LOCATION:                         Various, PA
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        98.1%
OCCUPANCY DATE:                   03/27/07
NUMBER OF TENANTS:                27
HISTORICAL NOI:
   2005:                          $1,454,324
   2006:                          $1,850,373
UW REVENUES:                      $6,132,579
UW EXPENSES:                      $2,648,427
UW NOI(3):                        $3,484,152
UW NET CASH FLOW:                 $3,145,475
APPRAISED VALUE:                  $46,700,000
APPRAISAL DATE:                   02/20/07

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:             $102
CUT-OFF DATE LTV:                 78.2%
MATURITY DATE LTV:                73.0%
UW IO DSCR:                       1.45x
UW DSCR:                          1.22x

(1)  At closing, the related borrower established a deposit account and an operating account with Sovereign Bank, as deposit bank. The borrower is obligated to deposit (or cause to be deposited) all rents received from the mortgaged property into the deposit account. Pursuant to a written agreement with the deposit bank, the deposit account is under the sole control of the lender, however, the deposit bank is authorized to transfer all funds on deposit in the deposit account to the related borrower's operating account until the deposit bank receives notice from the lender that a cash management period has commenced. After receipt of such notice, the deposit bank is required to deliver all funds in the deposit account to an account designated by the lender. Lender may send such notice upon the occurrence of any of the following events: (a) the occurrence of a default under the loan documents, (b) the debt service coverage ratio (including debt service on the mezzanine financing) of the property is less than 1.03x for two consecutive calendar quarters; (c) Highmark Inc.'s failure to renew its lease at lease one year in advance of its termination date; (d)
     Highmark Inc.'s exercise of its right to terminate up to 20,000 square feet of its space; (e) Deloitte & Touche's exercise of its right to terminate up to 17,718 square feet of its space; or (f) the occurrence of a default under the mezzanine loan.

(2)  First Master Lease Reserve. At origination, the borrower deposited with lender reserves totaling $715,526 representing three years of master lease payments less 2007 rent to be paid by Highmark, Inc. on 14,500 square feet of space at 150 Corporate Center Drive. The First Master Lease has an
     annual rent of $253,750, $266,510, $279,850, $293,915, and $308,560, over each of the five years of the First Master Lease term, respectively. The
     First Master Lease is between the borrower as landlord and the seller of the Harrisburg Portfolio properties as the tenant.

     Second Master Lease Reserve. At origination, the borrower deposited with lender reserves totaling $843,978 representing 3 years of master lease payments on 15,295 square feet of space at 300 Corporate Circle. The Second
     Master Lease has annual rent of $267,663, $281,122, $295,194, $310,030, and
     $325,478, over each of the five years of the Second Master Lease term, respectively. The Second Master Lease is between the borrower as landlord and the seller of the Harrisburg Portfolio properties as the tenant.

     Third Master Lease Reserve. At origination, the borrower deposited with lender reserves totaling $761,151 representing three years of master lease payments less the 2007 rent to be paid by Clear Channel on 17,858 square feet of space at 600 Corporate Circle. The Third Master Lease has an annual rent of $330,373, commences in January 1, 2008 and has a 5 year term. The
     Third Master Lease is between the borrower as landlord and the seller of the Harrisburg Portfolio properties as the tenant. The approximately 17,858 square feet of space is currently occupied by Clear Channel through
     December 31, 2007. As of origination, the tenant has not indicated that they will vacate this space.

(3)  The UW NOI figure accounts for several events occurring at the mortgaged property since the 2006 figure was calculated: (i) new leases with rent commencement dates beginning in 2007 totaling approximately $1,275,030
     (Deloitte & Touche and Bar Pirsum, LP), (ii) new leases with rent commencement occurring after January, 1, 2006 totaling approximately
     $113,519 and (iii) a master lease space at the 300 Corporate Center Drive
     Property was underwritten accounting for approximately $267,662 in increased underwritten rent.

                              PORTFOLIO SUMMARY(1)

                                                 YEAR BUILT/    SQUARE
PROPERTY NAME                   LOCATION      YEAR RENOVATED     FEET    OCCUPANCY
----------------------------------------------------------------------------------

150 CORPORATE CENTER DRIVE   Camp Hill, PA        1988          39,401      94.1%
200 CORPORATE CENTER DRIVE   Camp Hill, PA        1986          60,000     100.0%
300 CORPORATE CENTER DRIVE   Camp Hill, PA      1989/2005      175,280     100.0%
----------------------------------------------------------------------------------
WEST SHORE PORTFOLIO TOTAL/WEIGHTED AVERAGE:                   274,681      99.2%
==================================================================================
2401 PARK DRIVE              Harrisburg, PA        1985         10,074     100.0%
2404 PARK DRIVE              Harrisburg, PA        1986         11,000     100.0%
600 CORPORATE CIRCLE         Harrisburg, PA     1978/1999       17,858     100.0%
800 CORPORATE CIRCLE         Harrisburg, PA        1978         24,862     100.0%
500 NATIONWIDE DRIVE         Harrisburg, PA     1977/1996       18,027      75.5%
----------------------------------------------------------------------------------
EAST SHORE PORTFOLIO TOTAL/WEIGHTED AVERAGE:                    81,821      94.6%
==================================================================================
HARRISBURG PORTFOLIO TOTAL/WEIGHTED AVERAGE:                   356,502      98.1%
==================================================================================

                                         TOP                 % OF   ALLOCATED LOAN
PROPERTY NAME                          TENANT                GLA       BALANCE
----------------------------------------------------------------------------------

150 CORPORATE CENTER DRIVE     Prudential Insurance Co.      27.7%    $ 4,300,000
200 CORPORATE CENTER DRIVE          Highmark, Inc.          100.0%      6,250,000
300 CORPORATE CENTER DRIVE   Deloitte & Touche, USA, LLP     45.2%     17,430,000
----------------------------------------------------------------------------------
WEST SHORE PORTFOLIO TOTAL/WEIGHTED AVERAGE:                          $27,980,000
==================================================================================
2401 PARK DRIVE              Systems Services Integration    66.8%    $ 1,250,000
2404 PARK DRIVE                Amerihealth Mercy Health     100.0%      1,170,000
600 CORPORATE CIRCLE                 Clear Channel          100.0%      1,720,000
800 CORPORATE CIRCLE                Bar Pirsum, LP           50.3%      2,580,000
500 NATIONWIDE DRIVE             Paychex North America       50.7%      1,800,000
----------------------------------------------------------------------------------
EAST SHORE PORTFOLIO TOTAL/WEIGHTED AVERAGE:                          $ 8,520,000
==================================================================================
HARRISBURG PORTFOLIO TOTAL/WEIGHTED AVERAGE:                          $36,500,000
==================================================================================

(1)  Upon partial defeasance of an amount equal to 125% of the applicable allocated loan amount (or such greater amount as may be necessary such that the debt service coverage ratio (including debt service on the permitted mezzanine financing) for the remaining property is no less than 1.10x), either the West Shore Portfolio or the East Shore Portfolio may be released from the lien of the mortgage.

                                    69 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                            BRONX APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

                 [2 PHOTOS AND 1 MAP INDICATING THE LOCATION OF
                       BRONX APARTMENT PORTFOLIO OMITTED]

                                    70 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                            BRONX APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $36,500,000
CUT-OFF DATE PRINCIPAL BALANCE:   $36,500,000
% OF POOL BY IPB:                 1.1%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Fordham Fulton LLC
SPONSOR:                          Mark Karasick
ORIGINATION DATE:                 04/27/07
INTEREST RATE:                    5.74000%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    05/01/17
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                   INITIAL     MONTHLY
                                  ----------   ---------
TAXES:                            $  303,845     $50,641
INSURANCE:                        $   74,959     $24,986
CAPEX:                            $1,225,000     $     0
ENGINEERING:                      $   23,375     $     0
OTHER(2):                         $        0   Springing

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Multifamily -- Mid/High rise
UNITS:                            490
LOCATION:                         Bronx, NY
YEAR BUILT/RENOVATED:             Various /1997
OCCUPANCY:                        95.5%
OCCUPANCY DATE:                   02/13/07
UW REVENUES:                      $4,839,032
UW EXPENSES:                      $1,773,427
UW NOI:                           $3,065,605
UW NET CASH FLOW:                 $2,943,105
APPRAISED VALUE:                  $47,300,000
APPRAISAL DATE:                   02/09/07

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/UNIT:           $74,490
CUT-OFF DATE LTV:                    77.2%
MATURITY DATE LTV:                   77.2%
UW DSCR(1):                          1.39x

                                PORTFOLIO SUMMARY

                                                                                                  AVERAGE RENT
                                                                                        ---------------------------
                                                      % OF TOTAL                          ONE       TWO      THREE    ALLOCATED LOAN
PROPERTY NAME               YEAR BUILT   # OF UNITS      UNITS     OCCUPANCY   STUDIO   BEDROOM   BEDROOM   BEDROOM       AMOUNT
------------------------------------------------------------------------------------------------------------------------------------

530-540 EAST 169TH STREET      1965          321         65.5%       95.6%      $586      $784     $  989    $1,133     $23,400,000
480-490 EAST 188TH STREET      1967          169         34.5%       95.3%      $650      $817     $1,080    $1,313      13,100,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      490                     95.5%      $600      $797     $1,014    $1,220     $36,500,000
====================================================================================================================================

(1)  The UW DSCR on a 30-year amortization schedule equals 1.15x.

(2)  Commencing upon the earlier of (i) if the trailing quarterly DSCR (based upon a 30-year amortization schedule) for each of the two previous consecutive calendar quarters is less than 1.05x and ending when the trailing quarterly DSCR (based upon a 30-year amortization schedule) has, for two consecutive calendar quarters, been equal to or greater than 1.10x or (ii) the occurrence of an Event of Default, borrower will deliver to lender for deposit to the cash collateral reserve an amount equal to the net cash flow for the calendar month prior to the month in which such
     Payment Date occurs.

                                    71 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                                 PEARTREE SQUARE
--------------------------------------------------------------------------------

     [1 PHOTO AND 1 MAP INDICATING THE LOCATION OF PEARTREE SQUARE OMITTED]

                                    72 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                                 PEARTREE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $35,500,000
CUT-OFF DATE PRINCIPAL BALANCE:   $35,500,000
% OF POOL BY IPB:                 1.1%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Plaza Co-op City LLC
SPONSOR:                          Bernard J. Rosenshein
ORIGINATION DATE:                 02/22/07
INTEREST RATE:                    5.67000%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    03/01/17
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(89),O(4)
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE(1):          Permitted Mezzanine Loan
LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                 INITIAL    MONTHLY
                                  -------   ---------
TAXES:                            $71,426     $17,856
INSURANCE:                        $55,687     $11,228
CAPEX:                            $ 1,746     $ 1,746
OTHER(2):                         $     0   Springing

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:                   139,646
LOCATION:                         Bronx, NY
YEAR BUILT/RENOVATED:             1999
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   02/01/07
HISTORICAL NOI:
   2005:                          $2,872,633
   2006:                          $2,920,855
UW REVENUES:                      $3,701,958
UW EXPENSES:                      $654,795
UW NOI:                           $3,047,163
UW NET CASH FLOW:                 $2,983,627
APPRAISED VALUE:                  $45,700,000
APPRAISAL DATE:                   11/20/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/UNIT:           $254
CUT-OFF DATE LTV:                 77.7%
MATURITY DATE LTV:                77.7%
UW DSCR(3):                       1.46x

                               SIGNIFICANT TENANTS

                                   RATINGS
TENANT NAME                      MOODY'S/S&P   SQUARE FEET   % OF GLA   BASE RENT PSF(4)   LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------

SUPER STOP & SHOP                 Ba1/BBB-       55,000        39.4%         $20.89                2021
NATIONAL WHOLESALE LIQUIDATORS                   50,068        35.9%         $15.00                2025

(1)  Provided the related borrower is under the control of Bernard J.
     Rosenshein, future Mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the loan-to-value ratio
     ("LTV") must not exceed 90%, (ii) the debt service coverage ratio ("DSCR")
     shall be equal to or greater than 1.10x based on a 30-year amortization schedule, and (iii) borrower shall cause to be delivered written confirmation from the rating agencies that the permitted mezzanine loan will not result in the downgrade, withdrawal, or qualification of the ratings in effect immediately prior thereto for any securities issued in connection with the securitization.

(2)  At the mortgagee's option, commencing upon the mortgagee's determination that DSCR for each of the two calendar quarters was less than 1.15x and continuing until the mortgagee determines that DSCR for each of the previous two calendar quarters was greater than or equal to 1.20x, the mortgagee will sweep all excess cash flow.

(3)  The underwritten DSCR on a 30-year amortization schedule equals 1.21x.

(4)  Base Rent per square foot represents the current in-place rent. The underwritten base rent for Super Shop & Stop represents the average rent paid by the tenant over the term of the Peartree Square loan.

                                    73 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          LINCOLN PLACE SHOPPING CENTER
--------------------------------------------------------------------------------

                 [3 PHOTOS AND 1 MAP INDICATING THE LOCATION OF
                     LINCOLN PLACE SHOPPING CENTER OMITTED]

                                    74 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                          LINCOLN PLACE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:      $35,432,000
CUT-OFF DATE PRINCIPAL BALANCE:  $35,432,000
% OF POOL BY IPB:                1.1%
LOAN SELLER:                     JPMorgan Chase Bank, N.A.
BORROWER:                        Cole MT Fairview Heights IL, LLC
SPONSOR:                         Cole Operating Partnership II, LP
ORIGINATION DATE:                04/05/07
INTEREST RATE:                   5.69550%
INTEREST-ONLY PERIOD:            120 months
MATURITY DATE:                   05/01/17
AMORTIZATION TYPE:               Interest-only
ORIGINAL AMORTIZATION:           N/A
REMAINING AMORTIZATION:          N/A
CALL PROTECTION:                 L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:         No
LOCK BOX:                        No
ADDITIONAL DEBT:                 No
ADDITIONAL DEBT TYPE:            N/A
LOAN PURPOSE:                    Acquisition

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                INITIAL    MONTHLY
                                 --------   -------
TAXES:                           $347,233   $31,567
INSURANCE:                       $ 44,948   $ 4,086
CAPEX:                           $      0   $ 1,475
TI/LC:                           $      0   $11,660
OTHER(1):                        $257,550   $     0

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:                           Fee
PROPERTY TYPE:                   Retail -- Anchored
SQUARE FOOTAGE(2):               184,656
LOCATION:                        Fairview Heights, IL
YEAR BUILT/RENOVATED:            1999/2005
OCCUPANCY:                       98.3%
OCCUPANCY DATE:                  03/09/07
NUMBER OF TENANTS:               18
HISTORICAL NOI:
   2005:                         $2,870,142
   2006:                         $2,984,871
AVERAGE IN-LINE SALES/SF(3):     $318
UW REVENUES:                     $3,720,984
UW EXPENSES:                     $729,871
UW NOI:                          $2,991,112
UW NET CASH FLOW:                $2,883,185
APPRAISED VALUE:                 $44,290,000
APPRAISAL DATE:                  03/05/07

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF(4):         $192
CUT-OFF DATE LTV:                80.0%
MATURITY DATE LTV:               80.0%
UW DSCR:                         1.41x

                               SIGNIFICANT TENANTS

                           RATINGS                   % OF     BASE RENT
       TENANT NAME     MOODY'S/S&P(5)   TOTAL SF   TOTAL SF      PSF      SALES PSF   LEASE EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------

KOHLS (GROUND LEASE)        A3/A-        86,584       NAP       $ 6.13       $269             2020
ULTIMATE ELECTRONICS                     31,984      17.3%      $11.50       $722             2018
MARSHALLS                   A3/A         30,000      16.2%      $ 9.75       $145             2012
LINENS 'N THINGS(6)         B3/B         28,023      15.2%      $11.00       $103             2013
OFFICE DEPOT              Baa3/BBB-      20,769      11.2%      $11.70       $200             2017
OLD NAVY                   Ba1/BB+       20,000      10.8%      $13.50       $503             2012
SUPERMARKET OF SHOES        B1/BB        15,150       8.2%      $17.00       $124             2012

(1)  The $257,550 holdback may be released by the mortgagee at any time after
     December 1, 2007 if Supermarket of Shoes has not elected to exercise its early termination option.

(2)  Does not include the 86.584 square foot Kohls space. Kohls is on a ground lease and owns the improvements.

(3)  The average in-line sales per square foot value includes only those tenants
     (6 total tenants) with available annual sales numbers for calculation purposes. There can be no assurance that such values accurately reflect the average in-line sales per square foot for all the tenants for the mortgaged property.

(4)  The Cut-off Date Loan/SF equals $130 per square foot with the inclusion of the Kohls space.

(5)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the related lease.

(6)  The square feet for Linens 'n Things does not include approximately 420 square feet of storage space at the mortgaged property.

                                    75 of 75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.